Exhibit 10.1

MASTER REPURCHASE AGREEMENT

Dated as of December 31, 2008

among

Guaranty Bank,
as the Administrative Agent for the various Buyers from time to time,

the Buyers,

and

Ryland Mortgage Company,
as the Seller,

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SCHEDULES:

SCHEDULE I	–	AUTHORIZED REPRESENTATIVES
SCHEDULE II	–	LIST OF BUYERS
SCHEDULE III	–	SCHEDULE OF REQUIRED MORTGAGE FILE DOCUMENTS FOR EACH MORTGAGE LOAN TRANSACTION
SCHEDULE IV	–	ADDITIONAL REQUIRED MORTGAGE LOAN DOCUMENTS
SCHEDULE V	–	EXISTING GUARANTEES
SCHEDULE VI	–	EXISTING INDEBTEDNESS
SCHEDULE VII	–	EXISTING INVESTMENTS IN SUBSIDIARIES AND OTHER INVESTMENTS
SCHEDULE VIII	–	SCHEDULED LIENS

EXHIBITS:

EXHIBIT A	–	FORM OF TRANSACTION REQUEST / MORTGAGE LOAN SCHEDULE
EXHIBIT B	–	[RESERVED]
EXHIBIT C	–	WAREHOUSE LENDER’S RELEASE
EXHIBIT D	–	[RESERVED]
EXHIBIT E	–	OFFICER’S CERTIFICATE
EXHIBIT F	–	FORM OF ASSET BASE CERTIFICATE[RESERVED]
EXHIBIT G	–	FORM OF SECTION 7 CERTIFICATE
EXHIBIT H	–	FORM OF COMPLIANCE CERTIFICATE
EXHIBIT I	–	APPROVED TAKEOUT INVESTORS
EXHIBIT J	–	FORM OF SERVICER NOTICE
EXHIBIT K	–	RESERVED
EXHIBIT L	–	[RESERVED
EXHIBIT M	–	FORM OF DAILY HEDGE REPORT

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MASTER REPURCHASE AGREEMENT

This MASTER REPURCHASE AGREEMENT, dated as of December 31, 2008, is among RYLAND MORTGAGE COMPANY, an Ohio corporation (the “Seller”), GUARANTY BANK, (individually referred to as “Guaranty Bank,” in its capacity as the Administrative Agent, pursuant to the Administration Agreement, referred to as the “Administrative Agent”, and in its capacity as the Collateral Agent, the “Collateral Agent”) and the Buyers party hereto from time to time.

Section 1.               Applicability. In accordance with the terms and conditions of this Repurchase Agreement for the mutual benefit of Buyers and Seller, from time-to-time on or before the Termination Date the parties hereto shall enter into transactions in which the Seller agrees to transfer to the Administrative Agent, for the benefit of Buyers as more particularly set forth in the Administration Agreement, Mortgage Loans against the simultaneous transfer of funds by Administrative Agent for the benefit of Buyers, to the Seller with a simultaneous agreement by Administrative Agent for the benefit of Buyers to transfer to the Seller such Mortgage Loans against the transfer of Cash by a Takeout Investor and/or the Seller to the Administrative Agent for the benefit of the Buyers, as more particularly set forth in this Repurchase Agreement. Each such transaction shall be referred to herein as a “Transaction” and shall be governed by this Repurchase Agreement, unless otherwise agreed in writing.

Section 2.               Definitions. As used herein, the following terms shall have the following meanings (all terms defined in this Section 2 or in other provisions of this Repurchase Agreement in the singular to have the same meanings when used in the plural and vice versa).

“Accepted Servicing Practices” shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of a similar type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

“Additional Mortgage Loan Equivalents” shall mean Eligible Mortgage Loans, Cash or Cash Equivalents provided by the Seller to the Administrative Agent pursuant to Section 4 of this Repurchase Agreement.

“Adjusted Floating LIBOR” shall mean, for any day, the rate per annum equal to the sum of (a) the greater of (i) the Floating LIBOR for such day or (ii) two percent (2%), plus (b) the Applicable Floating LIBOR Margin, provided that the Adjusted Floating LIBOR shall never exceed the Maximum Rate.

“Adjusted Tangible Net Worth” shall mean, for the Seller as of a particular date, Tangible Net Worth as of such date, minus the outstanding amount of Intercompany Loans.

“Administration Agreement” shall mean that certain Administration Agreement, dated as of the date hereof, among the Administrative Agent, the Buyers and the Seller, as amended from time to time.

“Administrative Agent” shall mean Guaranty Bank, in its capacity as the administrative agent for the Buyers under this Repurchase Agreement and the other Repurchase Documents and not in its individual capacity as a Buyer, and any of its successors in interest and assigns.

“Administrative Fee” shall have the meaning set forth in Section 39.3 hereof.

“Affiliate” shall mean, as to any Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.

“Agency” shall mean Freddie Mac or Fannie Mae, as applicable.

“Agency Approval” shall have the meaning specified in Section 12.25 hereof.

“ALTA” shall mean the American Land Title Association or any successor in interest thereto.

“Anti-Money Laundering Laws” shall have the meaning set forth in Section 11.31 hereof.

“Applicable Floating LIBOR Margin” shall mean (a) from the date hereof through and including January 31, 2009, one and one-half percent (1.50%) per annum and (b) from February 1, 2009 and thereafter, one and seventy-five/hundredths percent (1.75%) per annum.

“Applicable Sublimit” shall mean, for each Mortgage Loan classification listed below, the percentage of the Maximum Purchase Price listed opposite such Mortgage Loan classification:

Wet Loans	35	% *
Prime Loans	100%
Second Lien Loans	2.5%

* provided, however, that in the last five (5) and first five (5) Business Days of every calendar month, the Applicable Sublimit for Wet Loans shall be fifty percent (50%) of the Maximum Purchase Price.

“Appraisal” shall mean an appraisal of a Mortgaged Property (a) by a state licensed or state certified real estate appraiser (in accordance with the provisions of Title XI of FIRREA) (b) selected in accordance with Agency guidelines and not identified to the Seller as an unacceptable appraiser by an Agency, (c) who, to the knowledge of the Seller, is experienced in estimating the value of property of that same type in the community where it is located, and (d) for which a signed copy of the written report of the Appraisal is in the possession of the Seller or the Servicer.

“Appraised Value” shall mean, for any Mortgage Loan, the appraised value of the property secured by the Mortgage as determined by an Appraisal made in connection with the origination of the related Mortgage Loan, performed in full compliance with Agency appraisal requirements and on an appraisal form approved by an Agency.

“Asset Base” shall mean, at any date, all Eligible Mortgage Loans for which the applicable Mortgage File has been delivered to and held by the Custodian or in the case of Wet Loans, have been identified as Eligible Mortgage Loans and with respect to which the applicable Mortgage File shall be delivered to the Custodian on or before the seventh (7) Business Day after the applicable Purchase Date.

“Asset Base Certificate” shall mean a certificate describing the Eligible Mortgage Loans to be included in the Asset Base in the form attached hereto as Exhibit F, or another form acceptable to the Administrative Agent.

“Asset Value” shall mean, on any day, with respect to each Eligible Mortgage Loan included in the Asset Base, an amount equal to the Purchase Price Percentage multiplied by the least of the following:

(a)                             the Market Value of the Mortgage Note evidencing such Mortgage Loan,

(b)                            the outstanding principal balance of the Mortgage Note evidencing such Mortgage Loan,

(c)                             if applicable, the purchase price under the Takeout Commitment to which such Eligible Mortgage Loan has been assigned or

(d)                            the Seller’s cost of origination,

provided, that if any such Eligible Mortgage Loan is a Prime Loan that has been included in the Asset Base for more than sixty (60) days, the Asset Value of such Eligible Mortgage Loan as determined by the above calculation shall be reduced by five percent (5%) on such Eligible Mortgage Loan’s sixty-first (61st) day in the Asset Base;

provided further that if any such Eligible Mortgage Loan is a Second Lien Loan that has been included in the Asset Base for more than thirty (30) days, the Asset Value of such Mortgage Loan as determined by the above calculation shall be reduced by ten percent (10%) on such Eligible Mortgage Loan’s thirty-first (31st) day and sixty-first (61st) in the Asset Base;

provided further, that the following Mortgage Loans shall have an Asset Value of Zero Dollars ($0):

(i)                                a Purchased Mortgage Loan upon otherwise ceasing to be an Eligible Mortgage Loan;

(ii)                             a Purchased Mortgage Loan that has been released from the possession of the Custodian under the Custodial Agreement (other than to a Takeout Investor pursuant to a Bailee Letter) for a period in excess of ten (10) Business Days;

(iii)                          a Purchased Mortgage Loan that has been released from the possession of the Custodian under the Custodial Agreement to a Takeout Investor pursuant to a Bailee Letter for a period in excess of forty-five (45) calendar days;

(iv)                         a Purchased Mortgage Loan that fails to be subject to a Takeout Commitment;

(v)                            a Purchased Mortgage Loan that is a Wet Loan for which the related Mortgage File have not been received by the Administrative Agent by the seventh (7th) Business Day following the related Purchase Date;

(vi)                         a Purchased Mortgage Loan for which the Asset Value of such Purchased Mortgage Loan when added to the Asset Value of all other Purchased Mortgage Loans in the same Mortgage Loan classification exceeds the Applicable Sublimit for such Mortgage Loan classification;

(vii)                      a Purchased Mortgage Loan that is a Mortgage Loan for which the Mortgaged Property has been foreclosed upon or has been converted to REO Property.

“Asset Value of the Asset Base” shall mean, on any day, the sum of the Asset Values of all Eligible Mortgage Loans in the Asset Base on such day as determined by the Administrative Agent based upon information then available to the Administrative Agent.

“Assignment and Assumption” shall have the meaning specified in Section 22 hereof.

“Authorized Representative” shall mean, for the purposes of this Repurchase Agreement only, an agent of the applicable party, as listed on Schedule I hereto, as such Schedule I may be amended from time to time.

“Available Purchase Price” shall mean, on any date of determination, the excess, if any, of the Maximum Purchase Price less the Purchase Price then outstanding hereunder.

“Bailee Letter” shall have the meaning set forth in the Custodial Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

“Broker’s Price Opinion” shall mean a report conducted by a real estate broker acceptable to the Administrative Agent in its reasonable discretion, licensed in the State in which the Property securing the Mortgage Loan is located, and located in the neighborhood in which the Property securing the Mortgage Loan is located. The report must combine information, if available, from a drive-by exterior examination, external data sources, previous sale data, property assessment data, recent comparable sales and current listings of homes similar to that securing the Mortgage located in the same neighborhood, as well as a photograph of the subject Mortgage Property. It must also include a description of any visibly needed repairs, neighborhood information, and value estimate for “as is” and “as repaired” values.

“Business Day” shall mean a day other than (i) a Saturday or Sunday, or (ii) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the State of Texas.

“Buyers” shall mean Guaranty Bank and those Buyers listed on Schedule II, hereto, as amended from time to time, and their successors in interest and assigns.

“Cash” shall mean lawful money of the United States of America.

“Cash Equivalents” shall mean (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof which mature within ninety (90) days from the date of acquisition, and (ii) time deposits and certificates of deposit, which mature within ninety (90) days from the date of acquisition, of any Buyer or any other domestic commercial bank having capital and surplus in excess of $200,000,000, which has, or the holding company of which has, a commercial paper rating of at least A-1 or the equivalent thereof by Standard & Poors (a division of the McGraw-Hill Companies) or P-1 or the equivalent thereof by Moody’s Investors Service, Inc.

“Change in Control” shall mean:

(a)                             any transaction or event as a result of which Parent ceases to own 100% of the voting control and membership interests of the Seller; or

(b)                            the sale, transfer, or other disposition of all or substantially all of Seller’s or Parent’s assets.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Combined Loan to Value Ratio” or “CLTV” shall mean, with respect to any Mortgage Loan, as to any Mortgage Loan, the ratio expressed as a percentage determined by dividing (i) the face amount of such Mortgage Loan and the face amount of all other loans secured by the residential real property and improvements serving as collateral for the Mortgage Loan, by (ii) the Appraised Value of the residential real property and improvements serving as collateral for the Mortgage Loan.

“Commitment” shall have the meaning specified in the Administration Agreement.

“Confidential Terms” shall have the meaning set forth in Section 32 hereof.

“Conforming Mortgage Loan” shall mean a Mortgage Loan which (i) receives one of the following responses from Fannie Mae Desktop Underwriter: (a) Approve/Eligible, (b) Approve/Ineligible, (c) Refer/Eligible, or (d) EA-I,-II,-III/Eligible, or (ii) receives one of the following responses from Freddie Mac Loan Prospector: (x) Accept/Accept, or (y) A-Minus. Mortgage Loans receiving a “Refer/Eligible” response must be accompanied by the Takeout Investor’s approval to the exception. Mortgage Loans receiving approval under the “Expanded Approval” (“EA”) criteria or “A-Minus” criteria are permitted only if Seller provides Administrative Agent with a copy of the Fannie Mae or Freddie Mac contract which allows delivery by Seller for this loan type. Mortgage Loans receiving an “Approve/Ineligible” response are permitted only if Seller or applicable Takeout Investor represents and warrants to Administrative Agent that Seller possesses an Agency waiver with respect to such Mortgage Loan, thereby making such Mortgage Loan Agency eligible.

“Consolidated” shall mean the consolidation of any Person in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person’s Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

“Costs” shall have the meaning specified in Section 15 hereof.

“Countrywide Purchase Agreement” shall mean that certain Loan Purchase Agreement, dated as of June 26, 1995 between Countrywide Home Loans, Inc. and Seller, and all amendments, modifications and supplements thereto and amendments and restatements thereof.

“Credit Agreement” shall mean that certain Credit Agreement dated as of January 24, 2008, by and among Seller as the borrower (the “Borrower”), and Administrative Agent as the Lender (the “Lender”).

“Credit Agreement Termination Date” shall mean January 15, 2009.

“Custodial Agreement” shall mean that certain Custodial Agreement dated as of the date hereof, among the Seller, Administrative Agent and Custodian as the same may be amended from time to time.

“Custodian” shall mean Guaranty Bank and any successor under the Custodial Agreement.

“Debtor Laws” shall mean all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar Laws from time to time in effect affecting the rights of creditors generally and general principles of equity.

“Default” shall mean an Event of Default or an event that with the giving of notice or lapse of time or both would become an Event of Default.

“Defaulting Party” shall have the meaning set forth in Section 28(b) hereof.

“Dividends,” in respect of any corporation, shall mean (a) cash distributions or any other distributions on, or in respect of, any class of equity security of such corporation, except for distributions made solely in shares of securities of the same class; and (b) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such securities.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Due Date” shall mean the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Due Diligence Costs” shall have the meaning set forth in Section 29 hereof.

“Due Diligence Review” shall mean the performance by the Administrative Agent or Buyers of any or all of the reviews permitted under Section 29 hereof with respect to any or all of the Mortgage Loans, as desired by the Administrative Agent and Buyers from time to time.

“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 3.1 shall have been satisfied, but in no event earlier than January 15, 2009.

“Electronic Agent” shall mean MERSCORP, Inc. or its successors in interest or assigns.

“Electronic Tracking Agreement” shall mean an Electronic Tracking Agreement among Administrative Agent, Seller, MERS and the Electronic Agent, to the extent applicable as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Electronic Transmissions” shall have the meaning specified in Section 41 hereof.

“Eligible Mortgage Loan” shall mean either (a) a Purchased Mortgage Loan or (b) a Mortgage Loan transferred to the Administrative Agent pursuant to Section 3.6 or Section 4 hereof, which in either case satisfies the following requirements:

(a)                             Such Mortgage Loan is a binding and valid obligation of the Mortgagor thereon, in full force and effect and enforceable in accordance with its terms, except as enforceability may be limited by Debtor Laws;

(b)                            The Mortgage Note evidencing such Mortgage Loan is genuine in all respects as appearing on its face and as represented in the books and records of Seller, and all information set forth therein is true and correct;

(c)                             Such Mortgage Loan is free of any default (other than as permitted by subparagraph (d) below) of any party thereto (including Seller), counterclaims, offsets and defenses, including the defense of usury, and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of Law or otherwise;

(d)                            No payment under such Mortgage Loan is more than thirty (30) days past due the payment due date set forth in the underlying Mortgage Note and Mortgage;

(e)                             The Mortgage Note and related Mortgage evidencing such Mortgage Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any respect not expressed in writing therein and is free of concessions or understandings with the Mortgagor thereon of any kind not expressed in writing therein;

(f)                               Such Mortgage Loan is in all respects in accordance with all Requirements of Law applicable thereto, including, without limitation, the federal Consumer Credit Protection Act and the regulations promulgated thereunder and all applicable usury Laws and restrictions, and all notices, disclosures and other statements or information required by Law or regulation to be given, and any other act required by Law or regulation to be performed, in connection with such Mortgage Loan have been given and performed as required;

(g)                                 All advance payments and other deposits on such Mortgage Loan have been paid in cash, and no part of said sums has been loaned, directly indirectly, by Seller to the Mortgagor, and, other than as disclosed to the Administrative Agent in writing, there have been no prepayments;

(h)                                 At all times such Mortgage Loan will be free and clear of all Liens, except those Liens in favor of the Administrative Agent, for the benefit of the Buyers;

(i)                                     The Property covered by such Mortgage Loan is insured against loss or damage by fire and all other hazards normally included within standard extended coverage in accordance with the provisions of such Mortgage Loan with Seller named as a loss payee thereon;

(j)                                     Such Mortgage Loan is secured by a first Mortgage, or in the case of any Second Lien Loan, a second Mortgage, on Single Family property;

(k)                                  The date of origination of such Mortgage Loan is not more than thirty (30) days prior to the date such Mortgage Loan was first included in the Asset Base;

(l)                                     Such Mortgage Loan has not been included in the Asset Base for more than ninety (90) days;

(m)                               If such Mortgage Loan is included in the Asset Base and has been withdrawn from the possession of the Administrative Agent on terms and subject to conditions set forth in the Custodial Agreement:

(i)                                If such Mortgage Loan was withdrawn by Seller for purposes of correcting clerical or other non-substantive documentation problems, the Mortgage Note and other documents relating to such Mortgage Loan are returned to the Administrative Agent within ten (10) calendar days from the date of withdrawal; and the Asset Value of such withdrawn and released Mortgage Loan when added to the Asset Value of other Mortgage Loans which have been similarly released to Seller and have not been returned does not exceed $2,500,000.

(ii)                             If such Mortgage Loan was shipped by the Administrative Agent directly to a permanent investor for purchase, (x) such investor is in full compliance with the terms of the bailee letter under which such Mortgage loan was shipped, and (y) the full purchase price for such Mortgage Loan has been received by the Administrative Agent (or such Mortgage Loan has been returned to the Administrative Agent) within forty-five (45) calendar days from the date of shipment by the Administrative Agent.

(n)                                 Such Mortgage Loan is subject to a Takeout Commitment which is in full force and effect;

(o)                                 Such Mortgage Loan conforms to and satisfies the requirements for one of the following Mortgage Loan classification and has been designated by Seller as one (1), and only one (1), of the following: (i) Prime Loan or (ii) Second Lien Loan; provided that, within each Mortgage Loan classification listed above, the Asset Value of such Mortgage Loan when added to the Asset Value of all other Mortgage Loans in the same Mortgage Loan classification does not exceed the Applicable Sublimit for such Mortgage Loan classification;

(p)                            The Mortgage File has been delivered to the Administrative Agent prior to the inclusion of such Mortgage Loan in any computation of the Asset Base or, if such items have not been delivered to the Administrative Agent on or prior to the date such Mortgage Loan is first included in any computation of the Asset Base, (a) Seller has pledged and agreed to deliver the Mortgage File pursuant to a Transaction Request delivered to Administrative Agent prior to such inclusion, and (b) the Asset Value of such Mortgage Loan when added to the Asset Value of all other Mortgage Loans for which the Administrative Agent has not received the Mortgage File does not exceed the Applicable Sublimit for Wet Loans, provided that all Mortgage Files with respect to such Mortgage Loan shall be delivered to the Administrative Agent within seven (7) Business Days after the Purchase Date with respect thereto;

(q)                            No more than four (4) Eligible Mortgage Loans with the same Mortgagor or an Affiliate of such Mortgagor are included in the Asset Base at the same time, provided further, that such Mortgage Loans must be no more than a maximum of one (1) Principal Residence Mortgage Loan, one (1) Second/Vacation Property Mortgage Loan, and two (2) Investment Loans;

(r)                               The Property covered by such Mortgage Loan is located within fifty United States;

(s)                             Such Mortgage Loan has been underwritten by the originator thereof in accordance with such originator’s then current underwriting guidelines, which underwriting guidelines have been previously approved by the Administrative Agent in its reasonable discretion; and

(t)                               The representations and warranties set forth in Section 11.22 hereof are true and correct for such Mortgage Loan at any time.

“E-Mail Address” shall have the meaning specified in Section 41 hereof.

“Environmental Laws” shall mean any and all Laws relating to (a) the protection of the environment, (b) emissions, discharges or releases of pollutants, contaminants, chemicals or hazardous or toxic substances or wastes into the environment including ambient air, surface water, ground water or land, or (c) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

“ERISA” shall, with respect to any Person, mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall, with respect to any Person, mean any Person which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which such Person is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which such Person is a member.

“Escrow Payments” shall mean, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

“E-Sign Act” shall mean the Electronic Signatures in Global and National Commerce Act, as amended from time to time.

“Event of Default” shall have the meaning specified in Section 13 hereof, provided that any requirement in connection with such event for the giving of notice or the lapse of time, or the happening of any further condition, event or act necessary for such event to constitute an Event of Default has been satisfied.

“Event of ERISA Termination” shall mean, with respect to the Seller, (i) with respect to any Plan, a Reportable Event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, or (ii) the withdrawal of Seller or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by Seller or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller or any ERISA Affiliate thereof to terminate any Plan, or (v) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Seller or any ERISA Affiliate thereof fails to timely provide security to the Plan in accordance with the provisions of said Sections, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by Seller or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller or any ERISA Affiliate thereof to incur liability in excess of $500,000.00 under Title IV of ERISA or under Sections 412(c)(11) or 412(n) of the Code with respect to any Plan.

“Event of Insolvency” shall mean, for any Person:

(a)                             that such Person or any Affiliate shall discontinue or abandon operation of its business; or

(b)                            that such Person or any Affiliate shall fail to, or admit in writing its inability to, pay its debts as they become due; or

(c)                             a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person or any Affiliate in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or any Affiliate, or for any substantial part of its property, or for the winding-up or liquidation of its affairs and such proceeding shall not have been dismissed within sixty (60) days of its filing; or

(d)                            the commencement by such Person or any Affiliate of a voluntary case under any applicable bankruptcy, insolvency or other similar Requirement of Law now or hereafter in effect, or such Person’s or any Affiliate’s consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors; or

(e)                             that such Person or any Affiliate shall become insolvent; or

(f)                               if such Person or any Affiliate is a corporation, such Person or any Affiliate, or any of their subsidiaries, shall take any corporate action in furtherance of, or the action of which would result in any of the actions set forth in the preceding clause (a), (b), (c), (d) or (e).

“Exception Report” shall have the meaning set forth in the Custodial Agreement.

“Excluded Taxes” shall have the meaning specified in Section 7.5 hereof.

“Expenses” shall mean all present and future expenses reasonably incurred by or on behalf of the Administrative Agent or Buyers in connection with this Repurchase Agreement or any of the other Repurchase Documents and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses shall include the cost of title, lien, judgment and other record searches; reasonable attorneys’ fees; and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby.

“Facility Fee” shall have the meaning set forth in Section 39.1.

“Fannie Mae” or “FNMA” shall mean the Federal National Mortgage Association, or any successor thereto.

“FDIA” shall have the meaning set forth in Section 33(c) hereof.

“FHA” shall mean the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“FHA Loan” shall mean a Mortgage Loan insured by the FHA.

“FHA Regulations” shall mean the regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“FICO” shall mean FICO®, a registered trademark of Fair Isaacs and Company, being the “delinquency predictor” model established by Fair Isaacs and Company and shown on a credit report prepared by Equifax, Experian, Trans Union, or any other authorized national credit reporting agency. For all purposes hereunder, if two FICO scores are obtained for any individual, the lower score shall be used. If three FICO scores are obtained for any individual, the middle score shall be used.

“Fidelity Insurance” shall mean insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud.

“Financing Lease” shall mean (i) any lease of Property if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee, and (ii) any other lease obligations which are capitalized on a balance sheet of the lessee.

“FIRREA” shall mean the Financial Institutions Reform Recovery and Enforcement Act of 1989, as amended from time to time, together with the regulations from time to time promulgated with respect thereto.

“Fiscal Quarter” shall mean each period of three calendar months ending March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” shall mean each period of twelve (12) calendar months ending December 31 of each year.

“Fitch” shall mean Fitch Ratings, Inc., or any successor thereto.

“Floating LIBOR” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate appearing on Bloomberg Professional (or, if not available, any other nationally recognized trading screen reporting the British Bankers’ Association LIBOR) at 10:00 a.m. (Central time) as the British Bankers’ Association LIBOR for deposits in U.S. Dollars with a term equivalent to one month. In the event that such rate does not appear on Bloomberg Professional, “Floating LIBOR” for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying London inter-bank offered rates as may be selected by the Administrative Agent.

“Freddie Mac” or “FHLMC” shall mean the Federal Home Loan Mortgage Corporation, or any successor thereto.

“Funding Account” shall mean the account referred to in Section 9.2 hereof, and any successor non-interest bearing demand checking account established by the Seller with the

Administrative Agent to be used for (a) the initial deposit of proceeds of Transactions by the Administrative Agent; and (b) the funding or purchase of a Mortgage Loan by Seller; provided that the Funding Account shall be pledged to the Administrative Agent, for the benefit of Buyers, and the Seller shall not be entitled to withdraw funds from the Funding Account.

“GAAP” shall mean those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Seller and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the financial statements described in Section 12.4 of this Repurchase Agreement. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Seller or Parent may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to the Administrative Agent and the Administrative Agent agrees to such change insofar as it affects the accounting of Seller.

“Governmental Authority” shall mean any nation or government, any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as reasonably determined by such Person. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guaranty Obligation” of any Person shall mean any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness, lease, dividends or other obligations (the “Primary Obligations”) of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, contingently or absolutely, in whole or in part, including without limitation agreements:

(a)           to purchase such Primary Obligation or any property constituting direct or indirect security therefor;

(b)         to advance or supply funds (A) for the purchase or payment of any such Primary Obligation, or (B) to maintain working capital or other balance sheet conditions of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor;

(c)          to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation; or

(d)         otherwise to assure or hold harmless the owner of any such Primary Obligation against loss in respect thereof;

provided that “Guaranty Obligation” shall not include endorsements that are made in the ordinary course of business of negotiable instruments or documents for deposit or collection and customary, industry-standard indemnities given in connection with the sale of Mortgage Loans by such Person which are not of a nature which would cause such sale to be classified as a sale on a “recourse” basis. The amount of any Guaranty Obligation shall be deemed to be the maximum amount for which the guarantor may be liable pursuant to the agreement that governs such Guaranty Obligation, unless such maximum amount is not stated or determinable, in which case the amount of such obligation shall be the maximum reasonably anticipated liability thereon, as determined by such guarantor in good faith.

“High Cost Mortgage Loan” shall mean a Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 (b) a “high cost” or “covered” loan as defined in the then current S&P LEVELS Version 5.6(c) Glossary Revised Appendix E; or (c) a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

“HUD” shall mean the Department of Housing and Urban Development.

“Income” shall mean, with respect to any Mortgage Loan at any time, any principal thereof then payable and all interest, dividends or other distributions payable thereon.

“Indebtedness” of any Person at a particular date shall mean the sum (without duplication) at such date of (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture, or similar instrument, (b) all obligations of such Person under any Financing Lease, (c) all obligations of such Person in respect of letters of credit, acceptances, or similar obligations issued or created for the account of such Person, (d) all Guarantees of such Person, (e) all liabilities secured by any Lien on any property owned by such Person, whether or not such Person has assumed or otherwise become liable for the payment thereof, (f) any liability of such Person in respect of unfunded vested benefits under an ERISA Plan, (g) Net Mark-to-Market Exposure under Rate Management Transactions, and (h) all liabilities of such Person in respect of indemnities or repurchase obligations made in connection with the sale of Mortgage Loans.

“Indemnified Party” shall have the meaning specified in Section 15 hereof.

“Index” shall mean, with respect to each adjustable rate Mortgage Loan, the index as provided in the related Mortgage Note.

“Intercompany Loan” shall mean a loan or advance from a Related Person to an Affiliate or shareholder, member or partner of any Related Person.

“Investment Loan” shall mean a Mortgage Loan (i) secured by a Mortgage on an Investment Property and (ii) covered by a Takeout Commitment.

“Investment Property” shall mean a Single Family dwelling which the Mortgagor has represented to Seller is not the Principal Residence or Second/Vacation Property of the Mortgagor under the related Mortgage Loan.

“Late Payment Fee” shall have the meaning specified in Section 5.1 hereof.

“Law” shall mean any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof. Any reference to a Law includes any amendment or modification to such Law, and all regulations, rulings, and other Laws promulgated under such Law.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (whether statutory or otherwise), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to secure payment of any obligations or liabilities (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

“Majority Buyers” shall have the meaning set forth in the Administration Agreement.

“Margin Deficit” shall have the meaning specified in Section 4(a) hereof.

“Margin Excess” shall have the meaning specified in Section 4(e) hereof.

“Mark-to-Market” shall have the meaning specified in Section 4(a) hereof.

“Market Value” on any day of determination, the value of such Mortgage Loan determined as to any Mortgage Loan delivered to the Administrative Agent pursuant to this Agreement by the Administrative Agent, made in its reasonable discretion, based upon (a) information then available to the Administrative Agent regarding quotes to dealers for the purchase of mortgage notes similar to the Mortgage Notes that have been delivered to the Administrative Agent pursuant to this Repurchase Agreement or (b) sales prices actually received by the Seller for mortgage notes sold by the Seller during the immediately preceding thirty (30) day period similar to the Mortgage Notes that have been delivered to the Administrative Agent pursuant to this Repurchase Agreement.

“Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations or financial condition of (i) the Seller or (ii) the Seller and any of its Subsidiaries (in each case taken as a whole), (b) the ability of the Seller or any of its Subsidiaries to perform its obligations under any of the Repurchase Documents to which it is a party, (c) the validity or enforceability of any of the Repurchase Documents and (d) the rights and remedies of the Administrative Agent or Buyers under any of the Repurchase Documents.

“Maximum Purchase Price” shall mean $60,000,000.

“Maximum Rate” shall mean, with respect to each Buyer, the maximum non-usurious rate of interest that such Buyer is permitted under applicable Law to contract for, take, charge, or receive with respect to its Purchases.

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Agreement” shall mean those agreements by and among Seller, Administrative Agent, MERS and MERSCORP, Inc., as amended, modified, supplemented, extended, restated or replaced from time to time, including, without limitation, the Electronic Tracking Agreement.

“MERS Mortgage Loan” shall mean any Purchased Mortgage Loan registered with MERS on the MERS System.

“MERS® System” shall mean the system of recording transfers of mortgages electronically maintained by MERS.

“MIN” shall mean, with respect to each Mortgage Loan, the Mortgage Identification Number for such Mortgage Loan registered with MERS on the MERS® System.

“MOM Loan” shall mean, with respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator or Seller, as the case may be, of such Mortgage Loan and its successors and assigns.

“Monthly Payment” shall mean the scheduled monthly payment of principal and/or interest on a Mortgage Loan.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successors thereto.

“Mortgage” shall mean each mortgage, assignment of rents, security agreement and fixture filing, deed of trust, deed to secure debt, or similar instrument on standard forms customary for transactions of such type and otherwise in form and substance satisfactory to the Administrative Agent in its reasonable discretion, securing a Mortgage Note and granting a perfected, first or second priority lien on Single Family property.

“Mortgage File” shall mean with respect to each Mortgage Loan, the documents and other items specified in Schedule III hereto relating to the Transaction.

“Mortgage Loan” shall mean any first or second lien, one-to-four-family residential mortgage loan evidenced by a Mortgage Note and secured by a Mortgage, which is an Eligible Mortgage Loan subject to a Transaction hereunder, which in no event shall include any mortgage loan which (a) is subject to Section 226.32 of Regulation Z or any similar state law or local (relating to high interest rate credit/lending transactions), (b) includes any single premium credit life or accident and health insurance or disability insurance, or (c) is a High Cost Mortgage Loan.

“Mortgage Loan Schedule” shall mean with respect to any Transaction as of any date, a mortgage loan schedule in the form of an Excel® or other electronic medium approved by the Administrative Agent generated by Seller and delivered to the Administrative Agent and the Custodian, which provides information (including, without limitation, the information set forth on Exhibit A attached hereto) relating to the Purchased Mortgage Loans in a format acceptable to the Administrative Agent.

“Mortgage Note” shall mean the promissory note or other evidence of indebtedness evidencing the Indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgaged Property” shall mean the residential real property and improvements securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” shall mean the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” shall mean, with respect to any Person, a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Seller or any ERISA Affiliate thereof on behalf of its employees and which is covered by Title IV of ERISA.

“Net Income” shall mean, for any Person for any period, the net income (less capital expenditures and net charge offs) of such Person for such period as determined in accordance with GAAP.

“Net Mark to Market Exposure” of a Person shall mean, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. “Unrealized losses” shall mean the fair market value of the cost to such Person of replacing such Rate Management Transactions as of the date of determination (assuming the Rate Management Transactions were to be terminated as of that date), and “unrealized profits” shall mean the fair market value of the gain to such Person of replacing such Rate Management Transactions as of the date of determination (assuming such Rate Management Transactions were to be terminated as of that date)

“Net Worth” of any Person shall mean, as of any date, an amount equal to all Consolidated assets of such Person minus such Person’s Consolidated liabilities, each as determined by GAAP.

“Nondefaulting Party” shall have the meaning set forth in Section 28(b) hereof.

“Non-Excluded Taxes” shall have the meaning set forth in Section 7.1 hereof.

“Non-Exempt Buyer” shall have the meaning set forth in Section 7.5 hereof.

“Non-Recourse Debt” shall mean Indebtedness under a credit or repurchase facility payable solely from the assets sold or pledged to secure such facility under which facility no purchaser or creditor has recourse to the Seller or any of their Subsidiaries if such assets are inadequate or unavailable to pay off such credit or repurchase facility, and neither the Seller nor any of their Subsidiaries effectively has any obligation to directly or indirectly pay any such deficiency.

“Non-Use Fee” shall have the meaning set forth in Section 39.2.

“Obligations” shall mean (a) any amounts due and payable by the Seller to Administrative Agent and/or Buyers in connection with a Transaction hereunder, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and all other fees or expenses which are payable hereunder or under any of the Repurchase Documents and (b) all other obligations or amounts due and payable by the Seller under the Repurchase Documents.

“OFAC” shall have the meaning set forth in Section 11.32 hereof.

“Operating Account” shall mean the non-interest bearing demand checking account (whether one or more) established by the Seller with the Administrative Agent to be used for the Seller’s operations. Subject to the Administrative Agent’s rights under Section 19 hereof, the Seller shall be entitled to withdraw funds from the Operating Account.

“Other Taxes” shall have the meaning set forth in Section 7.2 hereof.

“Parent” shall mean The Ryland Group, Inc., a Maryland corporation, and owner of all of the outstanding capital stock of Seller.

“Parent Debt Agreement” shall mean that certain Credit Agreement, dated as of January 12, 2006, among the Parent, JPMorgan Chase Bank, N.A., as agent, and the lenders party thereto, and all amendments, modifications and supplements thereto and amendments and restatements thereof, and including any subsequent credit facilities refinancing any indebtedness thereunder.

“Payment Date” shall mean the fifteenth (15th) day of each month, or if such date is not a Business Day, the next Business Day.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Periodic Advance Repurchase Payment” shall have the meaning specified in Section 5.1.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint stock company, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof) or any other form of entity.

“Plan” shall mean, with respect to any Person, any employee benefit or similar plan that is or was at any time during the current year or immediately preceding five years established or maintained by such Person or any ERISA Affiliate thereof and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“PMI Policy” shall mean a policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Repurchase Agreement with respect to certain Mortgage Loans.

“Post-Default Rate” shall mean, at the time in question, with respect to all Obligations, the sum of (i) four percent (4%) per annum, plus (ii) the per annum interest rate otherwise payable in respect of the Obligations, provide that in no event shall the Default Rate Ever exceed the Maximum Rate.

“Price Differential” shall mean, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post-Default Rate) for such Transaction to the Purchase Price for such Transaction on a 360-day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by the Seller to Administrative Agent for the benefit of the Buyers with respect to such Transaction).

“Pricing Rate” shall mean the Adjusted Floating LIBOR. Each calculation by the Administrative Agent of the amount of the Pricing Rate shall be conclusive absent manifest error.:

“Prime Loan” shall mean a Single Family Mortgage Loan which is secured by a first-lien mortgage and is a Conforming Mortgage Loan, FHA Loan or VA Loan.

“Principal Residence” shall mean a Single Family dwelling that the Mortgagor represents as being occupied as the Mortgagor’s primary residence.

“Prohibited Person” shall have the meaning set forth in Section 11.32 hereof.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“PUHC Act” shall mean the Public Utility Holding Company Act of 1935, as amended.

“Purchase Date” shall mean any date on which Purchased Mortgage Loans are transferred by the Seller to the Administrative Agent for the benefit of the Buyers.

“Purchase Price” shall mean, on any date, an aggregate amount equal to the amount paid in cash to the Seller by the Buyers for Purchased Mortgage Loans, for which the Purchase Price portion of the Repurchase Price has not been paid, except where the Administrative Agent and the Seller agree otherwise, such Purchase Price shall be decreased by the amount without duplication, of any, Income, Purchase Price Decrease and any Margin Deficit actually paid and received by Administrative Agent for the benefit of the Buyers pursuant to Section 5 or applied to reduce the Seller’s obligations under Section 4(a) hereof. The Purchase Price for a Mortgage Loan delivered by Seller under Section 3.6 shall be Zero Dollars ($0.00) unless and until it is submitted by Seller as part of a Transaction.

“Purchase Price Decrease” shall have the meaning specified in Section 3.4(d).

“Purchase Price Decrease Date” shall have the meaning specified in Section 3.4(c).

“Purchase Price Percentage” shall mean for each Mortgage Loan classification listed below, the rate listed opposite such Mortgage Loan classification:

Prime Loans (Wet)	98%
Second Lien Loans (Wet)	90%
Prime Loans (Dry)	98%
Second Lien Loans (Dry)	90%

“Purchased Mortgage Loans” shall mean the Mortgage Loans sold by Seller to Administrative Agent for the benefit of the Buyers in a Transaction or transferred to Administrative Agent pursuant to Section 3.6 or Section 4 hereof.

“Qualified Insurer” shall mean a mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business with respect to PMI Policies, and a property insurance company duly authorized and licensed where required by law in the state where the Mortgaged Property is located with respect to insurance described in clause (i) of the definition of Eligible Mortgage Loan, and both acceptable under the Underwriting Guidelines.

“Quarterly Facility Usage” shall mean for each Fiscal Quarter, the average Purchase Price for such Fiscal Quarter.

“Rate Management Obligations” of a Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

“Rate Management Transaction” shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Seller and any Person which is a rate swap, basis swap, forward rate-transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Register” shall have the meaning specified in Section 22.2 hereof.

“Regulation D” shall mean Regulation D promulgated by the Board of Governors of the Federal Reserve System (or any successor), 12 C.F.R. Part 204, or any other regulation when promulgated to replace the prior Regulation D and having substantially the same function.

“Regulation T, U and X” shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Regulation Z” shall mean Regulation Z promulgated by the Board of Governors of the Federal Reserve System (or any successor), 12 C.F.R. Part 226, as the same may be modified and supplemented and in effect from time to time.

“Related Persons” shall mean Seller and each of Seller’s Subsidiaries.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .21, .22, ..24, .26, .27 or .28 of PBGC Reg. § 4043.

“Repurchase Agreement” shall mean this Master Repurchase Agreement, by and among Administrative Agent, Buyers and the Seller, dated as of the date hereof, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Repurchase Assets” shall have the meaning provided in Section 8 hereof.

“Repurchase Date” shall mean the date on which the Seller is to repurchase the Purchased Mortgage Loans subject to a Transaction from Administrative Agent for the benefit of the Buyers, which date shall be the earlier of (i) the applicable date requested pursuant to Section 3.4 or (ii) the Termination Date, including any date determined by application of the provisions of Sections 3 or 14.

“Repurchase Documents” shall mean this Repurchase Agreement, the Custodial Agreement, the Servicer Notice, the MERS Agreement, and the Administration Agreement.

“Repurchase Price” shall mean, for any Mortgage Loan, the price at which such Purchased Mortgage Loan is to be transferred from the Administrative Agent on behalf of the Buyers to the Seller, which price will be calculated in each case (including Transactions terminable upon demand) as the sum of the outstanding Purchase Price paid therefor and the Price Differential thereon as of the applicable Repurchase Date; provided, however, the amount constituting the Price Differential shall be due and payable when and as set forth in Section 5.1.

“Repurchase Request” shall have the meaning set forth in the Custodial Agreement.

“REO Property” shall mean real property acquired by Seller, including a Mortgaged Property acquired through foreclosure of a Mortgage Loan or by deed in lieu of such foreclosure.

“Requirement of Law” shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, procedure or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“S&P” shall mean Standard & Poor’s Ratings Services, or any successor thereto.

“SEC” shall mean the Securities and Exchange Commission.

“Second Lien Loan” shall mean a Single Family Mortgage Loan which (i) has an unpaid principal balance less than $150,000.00; (ii) is secured by a traditional closed-end second-lien Mortgage known as a “piggy-back” second as such terms are traditionally defined by the mortgage banking industry, (ii) has at least one Mortgagor with a FICO score greater than or equal to 720, and (iii) has a CLTV less than or equal to 90%, and (iv) is eligible for purchase by an Agency.

“Second/Vacation Property” shall mean a Single Family dwelling that the Mortgagor has represented to Seller is not used for rental purposes and that the Mortgagor occupies for some portion of the year.

“Section 7 Certificate” shall have the meaning specified in Section 7.5(b) hereof.

“Securities Exchange Act of 1934” or “1934 Act” shall have the meaning set forth in Section 34(a) hereof.

“Securities Investor Protection Act of 1970” or “SIPA” shall have the meaning set forth in Section 34(a) hereof.

“Seller” shall mean Ryland Mortgage Company, an Ohio corporation and/or any successor in interest thereto.

“Seller’s Escrow Account” shall mean that certain account, maintained by Seller, for its sole benefit at Ryland Title Company.

“Servicer” shall mean the Seller, or any successor or permitted assigns or any other Person approved by Administrative Agent in writing (which approval shall not be unreasonably conditioned, withheld or delayed).

“Servicer File” shall mean, with respect to any Mortgage Loan, all Mortgage Loan papers and documents required to be maintained pursuant to the Takeout Commitment and all other papers and records of whatever kind or description, whether developed or originated by the Seller or others, required to document or service the Mortgage Loan, including but not limited to the items set forth in Schedule IV, excluding the Mortgage File.

“Servicer Notice” shall mean the notice acknowledged by the Servicer (when the Servicer is not the Seller) substantially in the form of Exhibit J hereto.

“Servicing Agreement” shall mean a servicing agreement between the Seller and Servicer, as the same may be amended from time to time.

“Servicing Records” shall mean all contracts and other documents, books, records and other information (including without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to the Servicing Rights.

“Servicing Rights” shall mean all of right, title and interest of any Related Person in and under the Servicing Agreements, including, without limitation, the rights of a Related Person to income and reimbursement thereunder.

“Settlement Account” shall mean the account referred to in Section 9.1 hereof, and any successor non interest bearing demand deposit account established by the Seller with the Administrative Agent to be used for (i) the deposit of proceeds from the repurchase of a Purchased Mortgage Loan, (ii) the deposit of all income upon and during the continuance of an Event of Default, and (iii) the payment of the Obligations; provided that (a) the Settlement Account shall be pledged to the Administrative Agent for the benefit of the Buyers, and (b) the Seller shall not be entitled to withdraw funds from the Settlement Account.

“Shipping Request” shall have the meaning set forth in the Custodial Agreement.

“Single-Employer Plan” shall mean a single-employer plan as defined in Section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.

“Single Family” shall mean residential real property consisting of a completed one-to-four unit single family dwelling thereon (including Principal Residences, Second/Vacation Property and Investment Property), which may be a condominium unit, and which is fully completed and ready for occupancy, and which is not used for commercial purposes, is not a leasehold interest, and is not a manufactured or mobile home.

“Statement Date” shall have the meaning set forth in Section 11.7 hereof.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Takeout Commitment” shall mean, with respect to any Eligible Mortgage Loan, a written master commitment of a Takeout Investor to purchase a pool of Mortgage Loans or an individual commitment of a Takeout Investor to purchase an individual Mortgage Loan under which such Eligible Mortgage Loan(s) will be delivered to such Takeout Investor on terms customary for transactions of this type and otherwise satisfactory to the Administrative Agent, in its reasonable discretion, and under which the Seller is obligated to sell said Eligible Mortgage Loan(s), and which are valid and enforceable in accordance with their respective terms except as enforceability may be limited by Debtor Laws.

“Takeout Investor” shall mean any institution listed on Exhibit I hereto which has made a Takeout Commitment and has been approved by Administrative Agent.

“Tangible Net Worth” shall mean, as of any date, for any Person, the Net Worth of such Person minus all Consolidated assets of such Person which would be classified as intangible assets under GAAP, including but not limited to goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, deferred charges, and capitalized servicing rights.

“Taxes” shall have the meaning set forth in Section 7.1 hereof.

“Termination Date” shall mean the earlier of (i) January 14, 2010 ( or (ii) such other date as provided for in the Repurchase Documents.

“Total Adjusted Liabilities” shall mean all Indebtedness of Seller and its consolidated Subsidiaries including Non-Recourse Debt and all contingent liabilities and obligations (including recourse servicing, recourse sale and other recourse obligations, and Guarantee, indemnity and mortgage loan repurchase obligations); all as, in accordance with GAAP, are reflected on a Seller’s consolidated balance sheet, as applicable. In addition, for the purposes of reporting under this Repurchase Agreement, all mortgage loans sold by the Seller to Countrywide Home Loans, Inc. under the early purchase program set forth in and remaining subject to the terms of the Countrywide Purchase Agreement shall be included in the calculation of Total Adjusted Liabilities.

“Total Recourse Liabilities” shall mean Total Adjusted Liabilities minus Non-Recourse Debt.

“Transaction” has the meaning specified in Section 1.

“Transaction Request” shall mean a Transaction Request together with a Mortgage Loan Schedule delivered by Seller to Administrative Agent, substantially in the form of Exhibit A hereto, to enter into a Transaction.

“UCC” shall mean the Uniform Commercial Code, as defined below.

“UETA” shall mean the Texas Uniform Electronic Transaction Act, as amended from time to time.

“Underwriting Guidelines” shall mean the respective underwriting guidelines promulgated by the Takeout Investors, as such underwriting guidelines may be amended from time to time.

“Unencumbered Liquid Assets” shall mean, as of any date of determination, the sum of (a) Cash which is not subject to any liens or security interests, and (b) Cash Equivalents which are not subject to any liens or security interests.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of Texas; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Repurchase Assets or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Texas, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“VA” shall mean the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

“VA Loan” shall mean a Mortgage Loan guaranteed by the VA.

“Wet Loan” shall mean an Eligible Mortgage Loan included in the Asset Base (a) that has been closed and funded, (b) for which the complete Mortgage File is in the possession of Seller, the Seller’s Servicer, a title agent, or a closing attorney, and (c) for which the complete Mortgage File shall be delivered to the Custodian on or prior to the seventh (7th) Business Day after the related Purchase Date.

Section 3.           Initiation/Purchase; Termination; Repurchase.

3.1                             Conditions Precedent to Initial Transaction. Administrative Agent’s obligation to enter into the initial Transaction hereunder, for the benefit of the Buyers, is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Administrative Agent shall have received from the Seller any fees and expenses then due and payable hereunder, and all of the following documents, each of which shall be satisfactory to Administrative Agent and the Buyers in form and substance:

(a)                                Documents. The Repurchase Documents shall be duly executed and/or issued by the parties thereto and delivered to the Administrative Agent;

(b)                               Opinions of Counsel. An opinion or opinions of outside counsel and general counsel to the Seller, satisfactory to the Administrative Agent;

(c)                                Organizational Documents. A certificate of corporate existence of Seller delivered to Administrative Agent prior to the Effective Date and an officer’s certificate satisfactory to the Administrative Agent, including certified copies of their articles of incorporation, by-laws, resolutions and incumbency (or equivalent documents) of Seller and of all corporate or other authority for Seller with respect to the execution, delivery and performance of the Repurchase Documents and each other document to be delivered by Seller from time to time in connection herewith;

(d)           Security Interest. In accordance with Section 8, evidence that all other actions necessary or, in the opinion of Administrative Agent, desirable to perfect and protect Administrative Agent’s and Buyers’ interest in the Purchased Mortgage Loans and other Repurchase Assets have been taken, including, without limitation, UCC searches and duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1;

(e)           Credit Agreement. All obligations owed by the Seller under the Credit Agreement shall be paid in full on the Credit Agreement Termination Date;

(f)            Insurance. Evidence that Seller has added Administrative Agent as agent for the Buyers as an additional loss payee under their Fidelity Insurance and copies thereof;

(g)           Tax Identification Number. Tax identification number for Seller to be listed below Seller’s name on its signature page hereof; and

(h)           Other Documents. Such other documents as Administrative Agent may reasonably request, in form and substance reasonably acceptable to Administrative Agent.

3.2           Conditions Precedent to all Transactions.   Administrative Agent’s obligation to enter into each Transaction, for the benefit of Buyers, (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto:

(a)           No Default or Event of Default shall have occurred and be continuing under the Repurchase Documents;

(b)          Both immediately prior to the Transaction and also after giving effect thereto the representations and warranties made by Seller in Section 11 hereof, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific earlier date, as of such specific earlier date);

(c)           The amount requested in the Transaction Request does not exceed the then Available Purchase Price;

(d)          After giving effect to the requested Transaction, the Asset Value of all Purchased Mortgage Loans in the Asset Base that have not been repurchased is not less than the aggregate Purchase Price; and

(e)          The Custodian shall have completed its examination of the Mortgage Files as set forth in Section 3.1 (except with respect to each Eligible Mortgage Loan which is a Wet Loan subject to Section 3.2) of the Custodial Agreement, the Administrative Agent shall have reviewed such other documents, records, agreements, instruments, mortgaged properties or information relating to such Purchased Mortgage Loans as the Administrative Agent in its sole discretion deems appropriate to review, and such examination and review shall be satisfactory to the Custodian and the Administrative Agent in their sole discretion;

(f)            The Administrative Agent shall have received all fees and expenses of counsel to the Administrative Agent as contemplated by Sections 15.2, 29 and 39, then due and payable, which amount, at the Administrative Agent’s option, may be withheld from any Transaction hereunder;

(g)           To the extent Seller is selling Mortgage Loans which are registered on the MERS® System, the Seller shall have delivered an Electronic Tracking Agreement entered into, duly executed and delivered by the parties thereto (including, the Administrative Agent) and being in full force and effect, free of any modification, breach or waiver; and

(h)           Each Transaction Request delivered by Seller hereunder shall constitute a certification by Seller that all the conditions set forth in this Section 3.2 and Section 3.3 have been satisfied (both as of the date of such notice or request and as of the date of such purchase).

3.3           Initiation.

(a)           Seller shall electronically deliver a Transaction Request to the Administrative Agent by 3:00 p.m. (Central time) on the date Seller wishes to enter into a Transaction. Such Transaction Request shall include a Mortgage Loan Schedule (which shall also be delivered electronically to Administrative Agent’s Mortgage Warehouse Services Division) and, if applicable, the Warehouse Lenders Release in the form of Exhibit C hereto, duly executed by all Persons holding a lien, security interest or other encumbrance on the Mortgage Loans being purchased by the Administrative Agent, except for liens, security interests and other encumbrances held by the Administrative Agent.

(b)           In no event shall a Transaction be entered into when the Repurchase Date for such Transaction would be later than the Termination Date.

(c)           Except with respect to each Eligible Mortgage Loan which is a Wet Loan, the Seller shall deliver to the Custodian the Mortgage File pertaining to each Eligible Mortgage Loan in accordance with the terms of the Custodial Agreement.

(d)           Subject to the provisions of Sections 3.2 and 3.3, the Purchase Price will then be made available to the Seller by the Administrative Agent on behalf of the Buyers, by transferring to the Funding Account and from the Funding Account to Seller’s Escrow Account, both via wire transfer in funds immediately available, the aggregate amount of such Purchase Price by 4:00 p.m. (Central time).

3.4           Repurchase, Purchase Price Decrease.

(a)           The Repurchase Date for each Transaction shall not be later than the date which is ninety (90) days after the related Purchase Date.

(b)           The Seller may from time to time repurchase or ship any of its Purchased Mortgage Loans as set forth in this Section, unless a Default or an Event of Default has occurred and is continuing. The Seller may repurchase Purchased Mortgage Loans without penalty or premium, subject to the last sentence of this Section 3.4(b), on the date provided in the applicable Repurchase Request, or pursuant to a Shipping Request. The Repurchase Price payable for the repurchase of any such Purchased Mortgage Loan shall be reduced as provided in Section 5.4. If the Seller intends to make such a repurchase, the Seller shall deliver to the Administrative Agent a Repurchase Request for direct repurchase of such Purchased Mortgage Loan by Seller or a Shipping Request for shipping such Purchased Mortgage Loans to and purchase by a Takeout Investor hereto, at least one (1) Business Day prior to the requested Repurchase Date. The amounts set forth on the Repurchase Request and Shipping Request shall be applied to the Repurchase Price for the applicable Purchased Mortgage Loans.

(c)           On the Repurchase Date, the Administrative Agent shall reassign the Purchased Mortgage Loans being repurchased to Seller or its designee against the simultaneous transfer to the Settlement Account of an amount as follows:

(i)            if after such reassignment and application of an amount equal to the Repurchase Prices for such Purchased Mortgage Loans, the aggregate Purchase Price for all Purchased Mortgage Loans in the Asset Base is less than or equal to the aggregate Asset Value for all such Purchased Mortgage Loans, an amount equal to the aggregate of the Repurchase Prices of such Purchased Mortgage Loans, or

(ii)           if after such reassignment and application of an amount equal to the Repurchase Prices for such Purchased Mortgage Loans, the aggregate Purchase Price for all Purchased Mortgage Loans in the Asset Base is more than the aggregate Asset Value for all such Purchased Mortgage Loans, an amount equal to the greater of (1) the aggregate of the Repurchase Prices of such Purchased Mortgage Loans or (2) the aggregate of purchase price for all such Purchased Mortgage Loans under the Takeout Commitment provided, however, that the Seller is obligated (x) to obtain the Mortgage Files from the Custodian at the Seller’s expense on or after the Repurchase Date and (y) to pay any accrued and unpaid Price Differential relating to such Purchased Mortgage Loans being repurchased on the next succeeding Payment Date immediately following such Repurchase Date and in accordance with Section 5. Upon payment on the Repurchase Date of the amount set forth in (i) or (ii) above, as applicable, (other than the portion constituting the Price Differential) relating to such Purchased Mortgage Loans being repurchased, the Transaction will be terminated.

(d)           Seller may at any time, and from time to time, request a decrease in the Purchase Price (a “Purchase Price Decrease”) of some or all of the Mortgage Loans in the Asset Base by sending a notice to the Administrative Agent at least one (1) Business Day prior to the date that the Seller intends to effectuate such Purchase Price Decrease, specifying the date of the Purchase Price Decrease (a “Purchase Price Decrease Date”). Unless after such Purchase Price Decrease the aggregate Purchase Price for all Purchased Mortgage Loans in the Asset Base is less than or equal to the aggregate Asset Value for all such Purchased Mortgage Loans, the Purchase Price Decrease amount shall be due and payable in Cash on the Purchase Price Decrease Date and such Purchase Prices shall not be reduced on the books of the Administrative Agent and the Buyers by the Purchase Price Decrease unless and until the amount thereof has been paid by Seller to Administrative Agent in Cash.

3.5           Reserved.

3.6          Delivery of Additional Mortgage Loans. From time to time the Seller may deliver to the Administrative Agent Eligible Mortgage Loans without entering into a new Transaction. The Seller and Administrative Agent agree that such Mortgage Loans shall be treated as Purchased Mortgage Loans and part of the Asset Base for all purposes hereunder, with a Purchase Price of Zero Dollars ($0.00) unless and until it is submitted by Seller as part of a Transaction.

3.7          Reduction in Value of Mortgage Loans in the Asset Base. For the purposes of calculating the Asset Value of the Asset Base a Purchased Mortgage Loan’s value shall be reduced as set forth in the definition of Asset Value, and shall be Zero Dollars ($0) as specified therein and at any time it does not satisfy the requirements under the definition of an Eligible Mortgage Loan.

Section 4.           Margin Amount Maintenance.

(a)           If at any time the aggregate Asset Values of all Purchased Mortgage Loans in the Asset Base is less than the aggregate Purchase Price for all such Transactions (a “Margin Deficit”), then the Administrative Agent may by notice to the Seller (as such notice is more particularly set forth below, a “Mark-to-Market”), require the Seller to transfer to Administrative Agent for the benefit of Buyers or its designee Additional Mortgage Loan Equivalents so that the aggregate Asset Value of the Purchased Mortgage Loans, including any such Additional Mortgage Loan Equivalents, will thereupon equal or exceed the aggregate Purchase Price for all Transactions. If Administrative Agent delivers a Mark-to-Market to Sellers on or prior to 10:00 a.m. (Central Time) on any Business Day, then the Seller shall transfer Additional Mortgage Loan Equivalents to Administrative Agent for the benefit of Buyers no later than 2:00 p.m. (Central Time) that day. In the event the Administrative Agent delivers a Mark-to-Market to Seller after 10:00 a.m. (Central Time) on any Business Day, the Sellers shall be required to transfer Additional Mortgage Loan Equivalents no later than 2:00 p.m. (Central Time) on the subsequent Business Day.

(b)           Administrative Agent’s election, in its sole and absolute discretion, not to make a Mark-to-Market at any time there is a Margin Deficit shall not in any way limit or impair its right to make a Mark-to-Market at any time a Margin Deficit exists.

(c)           Any Cash transferred to the Administrative Agent pursuant to Section 4(a) above shall be credited to the Repurchase Price of the related Transactions.

(d)           On any day, the aggregate Purchase Price of all Transactions outstanding under the Repurchase Agreement shall in no event exceed the Maximum Purchase Price. The Seller shall (a) if notice is given on or before 10:00 a.m. (Central time), by 2:00 p.m. on that same Business Day or (b) if notice is given after 10:00 a.m. (Central time), by 1:00 p.m. on the next Business Day, in each case, repurchase Purchased Mortgage Loans such that the aggregate Purchase Price for all such Transactions equals or is less than the Maximum Purchase Price.

(e)           On any day on which the aggregate Asset Values of all Purchased Mortgage Loans in the Asset Base exceeds the then outstanding aggregate Purchase Price (a

“Margin Excess”), so long as no Default or Event of Default has occurred and is continuing or will result therefrom, the Administrative Agent shall, upon receipt of request from Seller complying with Section 41 of this Repurchase Agreement, remit Cash to the Operating Account or release Cash Equivalents or Purchased Mortgage Loans as requested by the Seller, in either case, in an amount equal to the lesser of (i) the amount requested by the Seller and (ii) such Margin Excess to Seller. To the extent that the Administrative Agent remits Cash to the Seller, such Cash shall be additional Purchase Price with respect to the Transactions, subject in all respects to each Buyer’s Available Commitment Amount (as defined under the Administration Agreement). Any request received by the Buyer after 10:00 a.m. (Central time) shall be remitted by the Buyer on the next Business Day.

(f)           Administrative Agent shall not be obligated to remit an amount or release Purchased Mortgage Loans requested pursuant to a request for Margin Excess which (i) Administrative Agent determines is based on erroneous information or would result in a Transaction other than in accordance with the terms of this Repurchase Agreement, (ii) does not reflect the current determination of Asset Value as provided in the definition thereof, (iii) exceeds the Available Purchase Price, or (iv) exceeds a Buyer’s Available Commitment Amount (as defined under the Administration Agreement).

Section 5.           Price Differential; Income Payments.

5.1          Periodic Advance Repurchase Payment.          Notwithstanding that Administrative Agent and the Seller intend that the Transactions hereunder be sales to the Administrative Agent for the benefit of the Buyers of the Purchased Mortgage Loans, the Seller shall pay to Administrative Agent for the benefit of the Buyers the accrued and unpaid Price Differential (less any amount of such Price Differential previously paid by the Seller to Administrative Agent for the benefit of Buyers) plus the amount of any unpaid Margin Deficit (each such payment, a “Periodic Advance Repurchase Payment”) on each Payment Date. Notwithstanding the preceding sentence, if Seller fails to make all or part of the Periodic Advance Repurchase Payment by 1:00 p.m. (Central time) on any Payment Date or the date which is two (2) Business Days after receipt of notice of such Periodic Advance Repurchase Payment, whichever is earlier, the Pricing Rate shall be equal to the Post-Default Rate until the Periodic Advance Repurchase Payment is received in full by Administrative Agent (any such amounts in excess of the standard Price Differential, the “Late Payment Fee”). Any payment received after 1:00 p.m. (Central time) shall be deemed to have been received by Administrative Agent on the next Business Day.

5.2           Application of Income. The Seller shall hold for the benefit of, and in trust for, Administrative Agent for the benefit of Buyers all Income, including without limitation all Income received by or on behalf of the Seller with respect to Purchased Mortgage Loans. All such Income held in trust for Administrative Agent for the benefit of Buyers, shall constitute the property of Administrative Agent for the benefit of Buyers and shall not be commingled with other property of the Seller or any Affiliate of the Seller except as expressly permitted below. So long as no Event of Default has occurred and is continuing (during the continuance of which Event of Default, all Income shall be placed in the Settlement Account pursuant to Sections 5.4 and 5.5), with respect to each Payment Date, the Seller shall remit all Income as follows:

(a)           first, to the payment of all costs and fees then due and payable by the Seller pursuant to this Repurchase Agreement;

(b)           second, to the Administrative Agent for the benefit of Buyers in payment of any accrued and unpaid Price Differential;

(c)           third, without limiting the rights of Administrative Agent under Section 4 of this Repurchase Agreement, to the Administrative Agent, in the amount of any unpaid Margin Deficit; and

(d)           fourth, any excess to the Seller.

5.3          Charging of Accounts. If and to the extent any payment is not made when due under this Repurchase Agreement or any of the other Repurchase Documents, or from and after the occurrence and during the continuance of an Event of Default other than for such non-payment the Seller authorizes the Administrative Agent for the benefit of the Buyers to charge any amounts so due and unpaid against any or all of the Seller’s accounts with the Administrative Agent; provided that such right to charge the Seller’s accounts shall not apply to any escrow, trust or other deposit accounts designated as being held by the Seller on behalf of third party owners of the escrowed funds other than Affiliates of the Seller.

5.4          Application to Settlement Account. Seller shall not be entitled to withdraw funds from the Settlement Account. Except during the existence of an Event of Default, if on any Business Day the amount in the Settlement Account (after giving effect to any Purchase Price Decrease) exceeds the amount needed in order to maintain the Asset Value of the Asset Base at an amount equal to or greater than the amount of the aggregate Purchase Price of all Purchased Mortgage Loans in the Asset Base, the Administrative Agent shall cause such excess amount at Seller’s Request to be transferred to the Operating Account. If an Event of Default has occurred and is continuing, or on any Business Day the amount in the Settlement Account (after giving effect to any Purchase Price Decrease) is less than the amount needed to maintain the Asset Value of the Asset Base in an amount equal to or greater than the amount of the aggregate Purchase Price of all Purchased Mortgage Loans in the Asset Base, and Seller has not made any payment when and as provided in Section 4(a)(iii), all Income shall be deposited into the Settlement Account in accordance with Section 5.5, and the Administrative Agent shall not be obligated to transfer any funds to the Operating Account and may cause an amount equal to any such deficiency to be transferred from the Operating Account to the Settlement Account.

5.5          Settlement Account. After the occurrence of an Event of Default which shall be continuing, the Seller shall deposit all such Income in the Settlement Account with the Administrative Agent. All such Income shall be held in trust for Administrative Agent for the benefit of Buyers, shall constitute the property of Administrative Agent for the benefit of Buyers and shall not be commingled with other property of the Seller or any Affiliate of the Seller except as expressly permitted above. Funds deposited in the Settlement Account during any month after the occurrence and during the continuance of an Event of Default shall be held therein, in trust for the Administrative Agent for the benefit of the Buyers, until the next Payment Date.

5.6           Offset. Administrative Agent shall offset against the Repurchase Price of each such Transaction all Income and Periodic Advance Repurchase Payments actually received by Administrative Agent pursuant to Section 5.1, excluding any Late Payment Fees paid pursuant to Section 5.1.

5.7          Pricing Rate. The Price Differential shall accrue on all Transactions each day from and including the Purchase Date to but excluding the Repurchase Date at the Pricing Rate.

Section 6.           Requirements of Law.

6.1          Increased Costs. If any Requirement of Law (other than with respect to any amendment made to any Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by any Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(a)           shall subject any Buyer to any Tax or increased Tax of any kind whatsoever with respect to this Repurchase Agreement or any Transaction or change the basis of taxation of payments to such Buyer in respect thereof;

(b)          shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of any Buyer which is not otherwise included in the determination of the Floating LIBOR hereunder;

(c)           shall impose on any Buyer any other condition;

and the result of any of the foregoing is to increase the cost to such Buyer, by an amount which such Buyer reasonably deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, the Seller shall promptly pay such Buyer such additional amount or amounts as reasonably calculated by such Buyer as will compensate such Buyer for such increased cost or reduced amount receivable equal to such increased costs or additional amounts reasonably determined by such Buyer.

6.2          Reduction of Return. If any Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to such Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by such Buyer or any corporation controlling such Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount reasonably deemed by such

Buyer to be material, then from time to time, the Seller shall promptly pay to such Buyer such additional amount or amounts equal to such Buyer for such reduction.

6.3           Claims.  If any Buyer becomes entitled to claim any additional amounts pursuant to this Section, Administrative Agent shall notify the Seller of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Buyer shall be conclusive in the absence of manifest error. Any amounts payable pursuant to this Section shall be reasonably determined by such Buyer exercising good faith.

Section 7.               Taxes.

7.1           Payments Free of Taxes.  Any and all payments by the Seller under or in respect of this Repurchase Agreement or any other Repurchase Documents to which Seller is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If the Seller shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Repurchase Agreement or any of the other Repurchase Documents to any Buyer, (i) Seller shall make all such deductions and withholdings in respect of Taxes, (ii) Seller shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by Seller shall be increased as may be necessary so that after Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 7) such that Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Repurchase Agreement the term “Non-Excluded Taxes” are Taxes other than, in the case of a Buyer, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which such Buyer is organized or of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed as a result of such Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Repurchase Agreement or any of the other Repurchase Documents (in which case such Taxes will be treated as Non-Excluded Taxes).

7.2           Other Taxes.  In addition, Seller hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Repurchase Agreement or any other Repurchase Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Repurchase Agreement or any other Repurchase Document (collectively, “Other Taxes”).

7.3           Tax Indemnity.  The Seller will indemnify such Buyer for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 7 imposed on or paid by such Buyer and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by the Seller provided for in this Section 7.3 shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by the Seller under the indemnity set forth in this Section 7.3 shall be paid within ten (10) days from the date on which such Buyer makes written demand therefor.

7.4           Evidence of Payment.  Promptly upon the request by the Administrative Agent, the Seller (or any Person making such payment on behalf of Seller) shall furnish to such Buyer for its own account a certified copy of the original official receipt evidencing payment thereof. For purposes of Section 7.5, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.

7.5           Foreign and Non-Exempt Buyers.  Each Buyer (including for avoidance of doubt any assignee, successor or participant) that either (i) is not a bank or corporation existing under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose official name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “insurance company,” or “assurance company” (a “Non-Exempt Buyer”) shall deliver or cause to be delivered to the Seller the following properly completed and duly executed documents:

(a)           in the case of a Non-Exempt Buyer that is not a United States person, a complete and executed (x) U.S. Internal Revenue Form W-8BEN with Part II completed in which such Buyer claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments, or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or

(b)           in the case of an individual, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit G (a “Section 7 Certificate”), or (y) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or

(c)           in the case of a Non-Exempt Buyer that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments; or

(d)           in the case of a Non-Exempt Buyer that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN claiming a zero rate of withholding (or any successor forms thereto) and a Section 7 Certificate; or

(e)           in the case of a Non-Exempt Buyer that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed U.S. Internal Revenue Service Form W-81MY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 7 Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be required by clause (a), (b), (c), (d), (f), (g), and/or this clause (e) of this Section 7.5 with respect to each such beneficial owner if such beneficial owner were such Buyer, provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Buyer is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (e) are otherwise determined to be unnecessary, all such determinations under this clause (e) to be made in the sole discretion of the Seller, provided, however, that such Buyer shall be provided an opportunity to establish such compliance as reasonable; or

(f)            in the case of a Non-Exempt Buyer that is disregarded for U.S. federal income tax purposes, the document that would be required by clause (a), (b), (c), (d), (e), (g), and/or this clause (f) of this Section 7.5 with respect to its beneficial owner if such beneficial owner were such Buyer; or

(g)           in the case of a Non-Exempt Buyer that (A) is not a United States person and (B) is acting in the capacity as an “intermediary” (as defined in U.S. Treasury Regulations), (x)(i) a U.S. Internal Revenue Service Form W-81MY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 7 Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be required by clause (a), (b), (c), (d), (e), (f), and/or this clause (g) of this Section 7.5 with respect to each such person if each such person were such Buyer.

If the forms referred to above in this Section 7.3 that are provided by a Buyer at the time such Buyer first becomes a party to this Repurchase Agreement or, with respect to a grant of a participation, the effective date thereof, indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than “Non-Excluded Taxes” (“Excluded Taxes”) and shall not qualify as Non-Excluded Taxes unless and until such Buyer provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date a Person becomes an assignee, successor or participant to this Repurchase Agreement, Buyer transferor was entitled to indemnification or additional amounts under this Section 7, then such Buyer assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that such Buyer transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and such Buyer assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes only if the forms referred to in Sections 7.1 to 7.5 are provided by such assignee, successor or participant.

7.6           Failure to Provide Form.  For any period with respect to which such Buyer has failed to provide the Seller with the appropriate form, certificate or other document described in Section 7.5 (other than (a) if such failure is due to a change in any applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided, (b) if such form, certificate or other document otherwise is not required under Section 7.5, or (c) if it is legally inadvisable or otherwise commercially disadvantageous for such Buyer to deliver such form, certificate or other document, such Buyer shall not be entitled to indemnification or additional amounts under Section 7.1 or 7.3 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should a Buyer become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Seller shall take such steps as such Buyer shall reasonably request, to assist such Buyer in recovering such Non-Excluded Taxes.

7.7           Survival.  Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this Section 7 shall survive the termination of this Repurchase Agreement in accordance with the applicable statue of limitations. Nothing contained in this Section 7 shall require such Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

Section 8.               Security Interest.  Although the parties intend that all Transactions hereunder be sales and purchases (other than for accounting and tax purposes) and not loans, in the event any such Transactions are deemed to be loans, Seller hereby pledges to Administrative Agent for the benefit of Buyers as security for the performance by the Seller of its Obligations and hereby grants, assigns and pledges to Administrative Agent for the benefit of Buyers a fully perfected first priority security interest in the Purchased Mortgage Loans, the records, and all servicing rights related to the Purchased Mortgage Loans, the Repurchase Documents (to the extent such Repurchase Documents and Seller’s right thereunder relate to the Purchased Mortgage Loans), any Property relating to any Purchased Mortgage Loan or the related Mortgaged Property, any Takeout Commitments relating to any Purchased Mortgage Loan, all insurance policies and insurance proceeds relating to any Purchased Mortgage Loan or the related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance, any Income relating to any Purchased Mortgage Loan, the Settlement Account, the Funding Account, the Operating Account, the Settlement Account, any Rate Management Transaction relating to any Purchased Mortgage Loan, and any other contract rights, accounts (including any interest of Seller in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Purchased Mortgage Loan and any other assets relating to the Purchased Mortgage Loans (including, without limitation, any other accounts) or any interest in the Purchased Mortgage Loans, the servicing of the Purchased Mortgage Loans, all collateral and distributions and any other property, rights, title or interests as are specified on an Exception Report with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Assets”).

The Seller hereby authorizes the Administrative Agent to file such financing statement or statements relating to the Repurchase Assets as the Administrative Agent, at its option, may reasonably deem appropriate. The Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8.

Section 9.               Payment, Transfer and Custody.

9.1           Payment.  Unless otherwise mutually agreed in writing, all transfers of funds to be made by the Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at the following account (the “Settlement Account”) maintained by the Administrative Agent:

Guaranty Bank

Operations Contact: Mortgage Warehouse Services – Sara Vazquez

Phone No.: (214) 360-8854

ABA Routing No. 314970664

Account Name: Ryland Mortgage Co Settlement Account

Account No.: 3805954454

not later than 12:00 noon (Central time), on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). The Seller acknowledges that it has no rights of withdrawal from the Settlement Account.

9.2           Transfer to Administrative Agent.  On the Purchase Date for each Transaction, ownership of the Purchased Mortgage Loans shall be transferred to the Administrative Agent for the benefit of the Buyers against the simultaneous transfer of the Purchase Price to the following account of the Seller: Account No. 3805954462, for the account of Seller, Guaranty Bank, ABA Routing No. 314970664 (the “Funding Account”), simultaneously with the delivery to the Administrative Agent for the benefit of the Buyers of the Purchased Mortgage Loans relating to each Transaction. With respect to the Purchased Mortgage Loans being sold by Seller on a Purchase Date, Seller hereby sells, transfers, conveys and assigns to Administrative Agent for the benefit of the Buyers without recourse, but subject to the terms of this Repurchase Agreement, all the right, title and interest Seller has in and to the Purchased Mortgage Loans together with all right, title and interest in and to the proceeds of any related Repurchase Assets.

9.3           Transfer to Custodian.  In connection with such sale, transfer, conveyance and assignment, on or prior to each Purchase Date, or with respect to Wet Loans, by the seventh (7th) Business Day after the Purchase Date, the Seller shall deliver or cause to be delivered and released to the Custodian the Mortgage File for the related Purchased Mortgage Loans.

Section 10.             [Reserved].

Section 11.             Representations.  Seller represents and warrants (as to itself and its respective Subsidiaries and Affiliates, as applicable and in all cases only to the extent such entity is specifically mentioned) to the Administrative Agent and the Buyers that as of the date of this Repurchase Agreement and the date of each Transaction hereunder:

11.1         Acting as Principal.  The Seller will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal).

11.2         Mortgage Loan Schedule.  The information set forth in the related Mortgage Loan Schedule and all other information or data furnished by, or on behalf of, the Seller to Administrative Agent or Buyers is complete, true and correct in all material respects, and the Seller acknowledges that neither the Administrative Agent nor the Buyer has verified the accuracy of such information or data.

11.3                         Solvency.  Neither the Repurchase Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Seller’s creditors. The transfer of the Mortgage Loans subject hereto is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors. The Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) and the transfer and sale of the Mortgage Loans pursuant hereto (i) will not cause Seller to become insolvent, (ii) will not result in Seller having unreasonably small capital, and (iii) will not result in debts that would be beyond Seller’s ability to pay as same mature. The Seller has received reasonably equivalent value in exchange for the transfer and sale of the Purchased Mortgage Loans subject hereto.

11.4         No Broker.  The Seller has not dealt with any broker, investment banker, agent, or other person, except for the Administrative Agent, who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Repurchase Agreement.

11.5         Ability to Perform.  Seller does not believe, nor does it have any reason to cause it to believe, that it cannot perform each and every covenant to be performed by Seller contained in the Repurchase Documents to which it is a party.

11.6         Existence.  Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary. Seller is duly registered as mortgage lenders and servicers, as applicable, in each state in which Mortgage Loans have been or are from time to time originated, to the extent such registration is required by any applicable Requirement of Law.

11.7                         Financial Statements.  The Seller has heretofore furnished to the Administrative Agent a copy of its (a) Consolidated balance sheet as of December 31, 2007, and the related Consolidated statements of income and retained earnings and of cash flows for the Seller and its Consolidated Subsidiaries, meeting the requirement of Section 12.4(a)(i), and (b) Consolidated balance sheet for the monthly fiscal period of the Seller ended September 30, 2008, and the related Consolidated statements of income and retained earnings and of cash flows for the Seller and its Consolidated Subsidiaries for such monthly fiscal period, meeting the requirement of Section 12.4(a)(iii), setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct and fairly present, in all material respects, the Consolidated financial condition of the Seller and its Subsidiaries and the Consolidated results of their operations as of such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. The Seller does not have, on the date of the statements delivered pursuant to this Section (the “Statement Date”), any liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of the Seller which are required to be disclosed in or reserved against in said balance sheet and related statement under GAAP.

11.8         No Breach.  Neither (a) the execution and delivery of the Repurchase Documents nor (b) the consummation of the Transactions therein contemplated to be entered into by the Seller, in compliance with the terms and provisions thereof, will conflict with or result in a breach of the charter or by-laws of the Seller, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or other material agreement or instrument to which the Seller or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to the Repurchase Documents) upon any Property of the Seller or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

11.9         Action.  The Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Repurchase Documents, as applicable; the execution, delivery and performance by the Seller of each of the Repurchase Documents have been duly authorized by all necessary corporate or other action on its part; and each Repurchase Document has been duly and validly executed and delivered by the Seller, as applicable.

11.10                   Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by the Seller of the Repurchase Documents or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Repurchase Documents.

11.11       Enforceability.  This Repurchase Agreement and all of the other Repurchase Documents executed and delivered by the Seller in connection herewith are legal, valid and binding obligations of the Seller and are enforceable against the Seller in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally, and (ii) general principles of equity.

11.12       Indebtedness.  As of the Effective Date, the Seller does not have any Indebtedness, excluding accruals and trade payables and obligations of the Seller under the Countrywide Purchase Agreement, except as disclosed on Schedule VI to this Repurchase Agreement.

11.13      Material Adverse Effect.  Since September 30, 2008, there has been no development or event nor, to Seller’s knowledge, any prospective development or event, which has had or would reasonably be expected to have a Material Adverse Effect.

11.14       No Default.  No Default or Event of Default has occurred and is continuing.

11.15       Underwriting Guidelines.  Seller has underwritten each Purchased Mortgage Loan in conformity with the Underwriting Guidelines of the applicable Takeout Investor.

11.16       Adverse Selection.  Seller has not selected the Purchased Mortgage Loans in a manner so as to adversely affect the Administrative Agent’s or any Buyer’s interests.

11.17       Title to Properties.  Seller and each of its Subsidiaries has good, valid, insurable (in the case of real property) and marketable title to all of its material Properties and assets (whether real or personal, tangible or intangible) that are reflected on or referred to in the financial statements most recently furnished to the Administrative Agent or any Buyer, except for such Properties and assets as have been disposed of since the date of such current financial statements in the ordinary course of business, and all such Properties and assets are free and clear of all Liens except for (i) the lien of current real property Taxes and assessments other than those being contested in good faith, (ii) covenants, conditions and restrictions, rights of way, easements and other matters to which like properties are commonly subject that do not materially interfere with the use of the property as it is currently being used, and (iii) such other Liens, if any, as are disclosed in such financial statements.

11.18       Litigation.  There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or to the best of the Seller’s knowledge threatened, in writing) or other legal or arbitrable proceedings pending which affect the Seller or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Repurchase Documents or any action to be taken in connection with the transactions contemplated hereby, or (ii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.

11.19       Margin Regulations.  The proceeds of all Purchased Mortgage Loans shall be used by Seller solely for the origination and purchase of Eligible Mortgage Loans to be owned by Seller and pledged by Seller to the Administrative Agent hereunder pending sale to an Investor as contemplated by this Repurchase Agreement. None of such proceeds shall be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of such Regulation U. Neither Seller nor any Person acting on behalf of Seller shall take any action in violation of Regulations T, U or Regulation X promulgated by the Board of Governors of the Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified, or shall violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

11.20       Taxes.  Except for any such Taxes as are being contested by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided (i) the Seller and its Subsidiaries have timely filed all tax returns that are required to be filed by them and have timely paid all Taxes, and (ii) there are no Liens for Taxes, except for statutory liens for Taxes not yet due and payable.

11.21       Investment Company Act and Public Utility Holding Company Act.  The Seller is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. Neither Seller nor any of its Subsidiaries is an Affiliate or a Subsidiary of a “public utility company,” or a “holding company,” or an “affiliate” or a “subsidiary company” of a “holding company,” as such terms are defined in the PUHC Act. Further, none of the transactions contemplated under this Repurchase Agreement shall cause or constitute a violation of any of the provisions, rules, regulations or orders, of or under the PUHC Act and the PUHC Act does not in any manner impair the legality, validity or enforceability of the Repurchase Documents.

11.22       Purchased Mortgage Loans.

(a)           Seller has not assigned, pledged, or otherwise conveyed or encumbered any Purchased Mortgage Loan that is part of the Asset Base to any other Person, and immediately prior to the sale or the transfer of such Mortgage Loan to the Administrative Agent for the benefit of the Buyers, the Seller was the sole owner of such Mortgage Loan and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to the Administrative Agent for the benefit of the Buyers hereunder.

(b)           The provisions of this Repurchase Agreement are effective to either constitute a sale of Repurchase Assets to the Administrative Agent for the benefit of the Buyers or to create in favor of the Administrative Agent for the benefit of the Buyers a valid security interest in all right, title and interest of the Seller in, to and under the Repurchase Assets.

(c)           The following matters with respect to the Mortgage Loans comprising the Asset Base are true and correct:

(i)            Seller has good and marketable title to each Mortgage Note and Mortgage, is the sole owner thereof and has full right to pledge the Mortgage Loan to Administrative Agent, for the benefit of Buyers, free and clear of any other Lien at the time of such pledging to Administrative Agent;

(ii)           To the knowledge of Seller, other than any delinquency of payments permitted in subparagraph (d) of the definition of Eligible Mortgage Loan, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and there is no event of acceleration existing under any Mortgage or the related Mortgage Note and there is no event which, with the passage of time or with notice and/or the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration and no such default, breach, violation or event of acceleration has been waived;

(iii)          To the knowledge of Seller, the physical condition of the Property subject to the Mortgage has not deteriorated since the date of origination of the related secured

Mortgage Loan (normal wear and tear accepted) and there is no proceeding pending for the total or partial condemnation of any Property subject to the Mortgage;

(iv)          Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Property subject to the Mortgage of the benefits of the security provided thereby (subject to Debtors Laws), including (1) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (2) otherwise, by judicial or non-judicial foreclosure;

(v)           Each Mortgage Loan is secured by a first lien or second lien on a Single Family residence, and has been underwritten by the originator thereof in accordance with such originator’s then current underwriting guidelines, which guidelines have been previously submitted to and approved by Administrative Agent;

(vi)          Each Mortgage Note is either (1) payable in monthly installments of principal and interest, which may be at an adjustable rate, with interest payable in arrears, and requires a monthly payment which (irrespective of the maturity date of such Mortgage Note) is sufficient to amortize the original principal balance over an amortization period not to exceed thirty (30) years, and to pay interest at the related interest rate, or (2) payable in monthly installments of interest only, with interest payable in arrears, with principal payments to begin no later than ten (10) years from closing with payments which are sufficient to fully amortize the original principal balance over a period not to exceed forty (40) years; and no Mortgage Note provides for any extension of the original term;

(vii)         No Mortgage Loan is a loan in respect of either the purchase of a manufactured home or mobile home or the purchase of the land on which a manufactured home or mobile home will be placed;

(viii)                      The origination practices used by the originator or each Mortgage Loan and the collection practices used by the Seller with respect to each Mortgage Loan have been in all material respects legal, proper, prudent and customary in the loan origination and servicing business;

(ix)           No Mortgage Loan is subject to Section 32 of Regulation Z or is a Mortgage Loan classified as predatory under any applicable Law;

(x)            Each Mortgage Loan was originated in compliance with all applicable Laws and no fraud or misrepresentation was committed by any Person in connection therewith; and

(xi)                              For each Mortgage Loan, Seller has obtained either a closing protection letter from the underwriter for the title insurance policy for such Mortgage Loan or a blanket closing protection letter from the underwriters for the respective title insurance policies for such Mortgage Loans.

11.23       Chief Executive Office/Jurisdiction of Organization. On the Effective Date, Seller’s chief executive office is, and has been, located at 24025 Park Sorrento, Suite 400, Calabasas, California 91302. Seller’s jurisdiction of organization is Ohio.

11.24                     Location of Books and Records.  The location where the Seller keeps its books and records, including all computer tapes and records related to the Repurchase Assets is its national operations center located at 14635 North Kierland Boulevard, Suite 200, Scottsdale, Arizona 85254 and its chief executive office identified in Section 11.23 above.

11.25                     Hedging.  The Seller shall have entered into Rate Management Transactions in accordance with their hedging policies.

11.26                     True and Complete Disclosure.  The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Seller to the Administrative Agent or Buyers in connection with the negotiation, preparation or delivery of this Repurchase Agreement and the other Repurchase Documents or included herein or therein or delivered pursuant hereto or thereto (other than with respect to the Mortgage Loans), when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact which would make the statements herein or therein, in light of the circumstances under which they were made, misleading. There is no fact known to an Authorized Representative of the Seller, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has been disclosed herein, in the other Repurchase Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Administrative Agent for use in connection with the transactions contemplated hereby or thereby.

11.27                     ERISA.

(a)                                  No liability under Section 4062, 4063, 4064 or 4069 of ERISA has been or is expected by the Seller to be incurred by the Seller or any ERISA Affiliate thereof with respect to any Plan which is a Single-Employer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

(b)                                 No Plan of the Seller, which is a Single-Employer Plan had an accumulated funding deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof. Neither the Seller nor any ERISA Affiliate thereof is (i) required to give security to any Plan which is a Single-Employer Plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, or (ii) subject to a Lien in favor of such a Plan under Section 302(f) of ERISA.

(c)                                  Each Plan of the Seller, each of its Subsidiaries and each of their ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code, except where the failure to comply would not result in any Material Adverse Effect.

(d)                                 Neither the Seller nor any of its Subsidiaries has incurred a tax liability under Section 4975 of the Code or a penalty under Section 502(i) of ERISA in respect of any Plan which has not been paid in full, except where the incurrence of such tax or penalty would not result in a Material Adverse Effect.

(e)                                  Neither the Seller nor any of its Subsidiaries or any ERISA Affiliate thereof has incurred or reasonably expects to incur any withdrawal liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan which will result in withdrawal liability to the Seller, or any of their Subsidiaries or any ERISA Affiliate thereof in an amount that could reasonably be expected to have a Material Adverse Effect.

11.28                     Agency Approvals.  Seller is an approved seller and servicer with both Fannie Mae and Freddie Mac, and, to the extent necessary, approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. Seller is in good standing, with no event having occurred nor the Seller having any reason whatsoever to believe or suspect will occur, including, without limitation, a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency. Seller has (or has access to) adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

11.29                     No Reliance.  Seller made its own independent decision to enter into the Repurchase Documents to which it is a party and Seller has made its own independent decision to enter into each Transaction and as to whether such Transaction is appropriate and proper for it is based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Administrative Agent or any Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

11.30                     Plan Assets.  Seller is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Mortgage Loans are not “plan assets” within the meaning of 29 CFR § 2510.3 101 in the Seller’s hands.

11.31                     Anti-Money Laundering Laws.  If applicable to the Seller, it has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

11.32                     No Prohibited Persons.  Neither Seller nor any of its Affiliates, officers, directors, partners or members, is an entity or person (or to the Seller’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/tllsdn.pdf); (iii) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

11.33                     USA PATRIOT Act.  Seller acknowledges that pursuant to the requirements of the USA PATRIOT Act, the Administrative Agent is required to obtain, verify and record information that identifies the Seller, which information includes the name and address of Seller and other information that will allow the Administrative Agent to identify the Seller in accordance with the USA PATRIOT Act.

Section 12.                                      Covenants.  On and as of the date of this Repurchase Agreement and each Purchase Date and each day until this Repurchase Agreement is no longer in force, Seller (only as to itself and its Subsidiaries and Affiliates, as applicable, and in all cases only to the extent such entity is specifically mentioned) covenants as follows:

12.1                           Preservation of Existence; Compliance With Law. Seller shall:

(a)                                  Preserve and maintain its legal existence and all of its material rights, privileges, licenses, permits and other approvals, and franchises necessary for the operation of its business;

(b)                                 Comply with the requirements of all applicable laws, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, Environmental Laws);

(c)                                  Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied; and

(d)                                 Permit representatives of the Administrative Agent and Buyers, upon reasonable notice (unless an Event of Default shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Administrative Agent.

12.2         Taxes.  The Seller and its Subsidiaries shall timely file all tax returns that are required to be filed by them and shall timely pay all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

12.3         Notice of Proceedings or Adverse Change.  The Seller shall give notice to the Administrative Agent:

(a)                                  immediately after Seller has any knowledge of the occurrence of any Default (other than an Event of Default) which continues for two (2) Business Days or an Event of Default;

(b)                                 immediately after Seller has any knowledge of any (a) default or event of default under any Indebtedness of the Seller in an aggregate amount in excess of $1,000,000 or (b) litigation, investigation, regulatory action or proceeding that is pending or threatened by or against the Seller in any federal or state court or before any Governmental Authority which, if not cured or if adversely determined, would reasonably be expected to have a Material Adverse Effect or constitute a Default or Event of Default, and (c) any Material Adverse Effect with respect to the Seller;

(c)                                  immediately after a responsible officer of the Seller has any knowledge of any litigation or proceeding that is pending or threatened against (a) the Seller in which the amount claimed exceeds $1,000,000 and is not covered by insurance, in which injunctive or similar relief is sought, or which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or (b) any litigation or proceeding that is pending or threatened in connection with any of the Repurchase Assets, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(d)                                 as soon as reasonably possible after a responsible officer of the Seller has any knowledge of:

(i)                                     a material change in the insurance coverage of the Seller with a copy of evidence of same attached;

(ii)                                  any material change in accounting policies or financial reporting practices of the Seller;

(iii)                               the termination or nonrenewal of any debt facilities of the Seller which have a maximum principal amount (or equivalent) available of more than $5,000,000.

(iv)                              promptly upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Repurchase Document) on, or claim asserted against, any of the Repurchase Assets;

(v)                                 the filing, recording or assessment of any material federal, state or local tax lien for Fifty Thousand Dollars ($50,000) or more against Seller or any of its Subsidiaries or any assets of any of them; and

(vi)                              any other event, circumstance or condition that has resulted, or could reasonably be likely to result, in a Material Adverse Effect.

(e)                                  Promptly, but no later than three (3) Business Days after the Seller receives any of the same, deliver to the Administrative Agent a true, complete, and correct copy of any schedule, report, notice, or any other document delivered to Seller by any Person pursuant to, or in connection with, any material portion of the Repurchase Assets.

12.4                           Financial Statements and Reports.

(a)                                  Seller shall furnish to Administrative Agent and each of the Buyers the following, all in form and detail reasonably satisfactory to Administrative Agent:

(i)                                Promptly after becoming available, and in any event within ninety (90) days after the close of each Fiscal Year, Seller’s audited Consolidated balance sheet as of the end of such Fiscal Year, and the related audited Consolidated statements of income, stockholders’ equity and cash flows of Seller for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year. Such financial statements shall be accompanied by the unqualified audit report of independent certified public accountants reasonably acceptable to Administrative Agent which report shall be to the effect that such statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in such principles with which the independent public accountants shall have concurred, and such financial statements shall also be accompanied by management letters with respect thereto, if any;

(ii)                             Promptly after becoming available, and in any event within ninety (90) days after the close of each Fiscal Year, Parent’s audited Consolidated and consolidating balance sheet as of the end of such Fiscal Year, and the related audited Consolidated and consolidating statements of income, stockholders’ equity and cash flows of Parent for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year, such financial statements shall be unqualified and shall be accompanied by the related audit report of independent certified public accountants acceptable to Lender which report shall be to the effect that such statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in such principles with which the independent public accountants shall have concurred;

(iii)                          Promptly after becoming available, and in any event within thirty (30) days after the end of each calendar month (other than the last calendar month in each Fiscal Year), a Consolidated balance sheet of Seller as of the end of such month and the related Consolidated statements of income and stockholders’ equity of Seller for such month and the period from the first day of the then current Fiscal Year through the end of such month, certified by the chief financial officer or other executive officer of Seller as being fairly stated in all material respects (subject to normal Fiscal Year-end adjustments);

(iv)                         Promptly after becoming available, and in any event within thirty (30) days after the end of each Fiscal Quarter, a Consolidated statement of cash flows of Seller for such Fiscal Quarter and the period from the first day of the then current Fiscal Year through the end of such Fiscal Quarter, certified by the chief financial officer or other executive officer of Seller as being fairly stated in all material respects (subject to normal Fiscal Year-end adjustments);

(v)                            Promptly and in any event within thirty (30) days after the end of each calendar month (except the last) in each Fiscal Year of Seller, and concurrently with the delivery of the financial statements pursuant to Section 12.4(a)(i) above, a completed Officer’s Certificate in the form of Exhibit H hereto, executed by the president or chief financial officer of Seller;

(vi)                         Promptly and in any event within ninety (90) days of the beginning of each Fiscal Year, an annual operating budget of Seller for such Fiscal Year, in form and substance satisfactory to Lender;

(vii)                           Promptly and in any event within thirty (30) days after the end of each Fiscal Quarter, a mortgage loan production report as of the end of such Fiscal Quarter, reflecting Seller’s Mortgage Loan production and acquisition volumes during such Fiscal Quarter, and such other similar information as reasonably requested by Lender to be in such report;

(viii)                        Promptly after becoming available, a monthly management report (delivered in any event within thirty (30) days after the end of each calendar month) in form and detail acceptable to Administrative Agent including, without limitation detail on Seller’s pipeline position, commitment position, production statistics and any other report reasonably requested by Administrative Agent (and Administrative Agent agrees that the form heretofore delivered to Administrative Agent is acceptable in form and detail, subject to the future addition of any other report reasonably requested by Administrative Agent);

(ix)                                With each Repurchase Request and in any event within thirty (30) days after the end of each calendar month, an Asset Base Certificate;

(x)                                   Promptly and in any event within seven (7) days after the end of each week, a hedging coverage report showing, in detail and form satisfactory to Administrative Agent, Seller’s hedging coverage of all Eligible Mortgage Loans subject to a Rate Management Transaction;

(xi)                                Promptly upon receipt thereof, a copy of each other report submitted to Seller by independent accountants in connection with any annual, interim or special audit of the books of Seller;

(xii)                             Within five (5) Business Days of receipt thereof, any communication or notice from a Governmental Authority relating to any contemplated audits or compliance reviews of the Seller and its mortgage operations and within ten (10) Business Days of the receipt of the compliance and audit reports from such Governmental Authority in connection with such audit or compliance reviews, a summary of the findings from such audits or reviews and if requested by the Administrative Agent, copies of the full and complete compliance and audit reports received from such Governmental Authority and all documents submitted by Seller in connection with any such audits or review by such Governmental Authority within ten (10) Business Days of its request; and promptly upon receipt, a copy of any notice from (i) any Federal Agency to the effect that it is or is contemplating withdrawing its approval of Seller as an approved seller and servicer for any Agency or as an approved lender with FHA, VA and HUD, or (ii) any private mortgage insurer which insures any of the Purchased Mortgaged Loans to the effect that it is contemplating withdrawing its approval of Seller as an approved originator of Mortgage Loans insured by such insurer;

(xiii)                          As soon as possible and in any event within ten (10) days after Seller knows that any Reportable Event has occurred with respect to any ERISA Plan, a statement, signed by the chief financial officer of such Seller, describing said Reportable Event and the action which Seller proposes to take with respect thereto;

(xiv)        As soon as possible and in any event within ten (10) days after receipt by Seller, a copy of (a) any notice or claim to the effect that Seller or any of its Subsidiaries is or may be liable to any Person as a result of the release by Seller, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by Seller or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect; and

(b)                                 such other information concerning the business, properties or financial condition of any Related Person as Administrative Agent or any Buyer may reasonably request.

12.5                           [RESERVED]

12.6                           Visitation and Inspection Rights.  Seller shall, and shall cause each Related Person to, permit authorized representatives of Administrative Agent and/or any Buyer to discuss the business, operations, assets and financial condition of such Related Person with their officers and employees, to examine their Servicing Records and books of records and account and make copies or extracts thereof and to visit and inspect any of the Properties of each Related Person, all at such reasonable times and as reasonably required by Administrative Agent or any Buyer may request. Each Related Person will provide its accountants with a copy of this Repurchase Agreement promptly after the execution hereof and will instruct its accountants to meet with any designated officers or other authorized representatives of Administrative Agent and/or such Buyer to answer candidly any and all questions that such officers or authorized representatives may address to them in reference to the financial condition or affairs of any Related Person as those conditions or affairs relate to this Repurchase Agreement. Each Related Person may have its representatives in attendance at any meetings between the officers or other representatives of Administrative Agent or any Buyer and such Related Person’s accountants held in accordance with this authorization.

12.7                           Reimbursement of Expenses.  Subject to Section 15.2, on the date of execution of this Repurchase Agreement, the Seller shall reimburse the Administrative Agent for all expenses incurred by the Administrative Agent in connection with the Repurchase Documents on or prior to such date. From and after such date, the Seller shall promptly reimburse the Administrative Agent for all expenses as the same are incurred by the Administrative Agent in connection with the Repurchase Documents and within thirty (30) days of the receipt of invoices therefor.

12.8                           Further Assurances.  The Seller shall, within five (5) Business Days after the request of Administrative Agent or any Buyer, execute and deliver to the Administrative Agent all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by this Repurchase Agreement and the Repurchase Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first-priority of the security interests created or intended to be created hereby. The Seller shall do all things necessary to preserve the Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, the Seller will comply with all rules, regulations, and other laws of any Governmental Authority and cause the Repurchase Assets to comply with all applicable rules, regulations and other laws. The Seller shall fully perform or cause to be performed when due all of its material obligations under any Repurchase Assets, the Repurchase Documents, any Takeout Commitment or any agreement between Seller and any Person pursuant to which Seller undertakes to service Mortgage Loans. The Seller will keep the Administrative Agent informed of the current name, address and contact information concerning the Seller’s other mortgage warehouse credit and repurchase facilities and will cooperate and assist the Administrative Agent in exchanging information with such others (and their document custodians or trustees) to prevent and promptly correct conflicting claims to and interests in Repurchase Assets between or among lenders or repurchase facilities counterparties.

12.9                           True and Correct Information.  All information, reports, exhibits, schedules, financial statements or certificates of the Seller or any of their Affiliates thereof or any of their officers furnished to Administrative Agent or Buyers in connection with this Repurchase Agreement or other Repurchase Documents and the transactions contemplated hereby and during Administrative Agent’s or a Buyer’s diligence of the Seller are and will be true, accurate and complete in all material respects and do not omit to disclose any material facts necessary to make the statements therein or therein, in light of the circumstances in which they are made, not materially misleading or (in the case of projections) based on good faith estimates based on the reasonable business judgment of the Seller, on the date as of which such information is stated or certified. All required Financial Statements, information and reports delivered by the Seller to the Administrative Agent pursuant to this Repurchase Agreement shall be prepared in accordance with GAAP, or in applicable, SEC filings, the appropriate SEC accounting requirements.

12.10                     ERISA Events.

(a)                                  Promptly upon becoming aware of the occurrence of any Event of ERISA Termination which together with all other Events of Termination occurring within the prior twelve (12) months involve a payment of money by or a potential aggregate liability of the Seller or any ERISA Affiliate thereof or any combination of such entities in excess of $500,000 the Seller shall give the Administrative Agent a written notice specifying the nature thereof, what action the Seller or any ERISA Affiliate thereof has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(b)                                 Promptly upon receipt thereof, the Seller shall furnish to the Administrative Agent copies of (i) all notices received by the Seller or any ERISA Affiliate thereof of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan, (ii) all notices received by the Seller or any ERISA Affiliate thereof from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving a withdrawal liability in excess of $500,000, and (iii) all funding waiver requests filed by the Seller or any ERISA Affiliate thereof with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed by more than $500,000, and all communications received by the Seller or any ERISA Affiliate thereof from the Internal Revenue Service with respect to any such funding waiver request.

12.11                     Financial Covenants.

(a)                                  Minimum Adjusted Tangible Net Worth. As of the end of each calendar month, the Adjusted Tangible Net Worth of Seller shall not be less than $7,500,000.

(b)                                 Maximum Leverage Ratio. Seller shall at all times maintain the ratio of Total Recourse Liabilities to Adjusted Tangible Net Worth no greater than 10:1, to be measured as of the date of any financial statements under Section 12.4(a)(i) or (ii).

(c)                                  Maximum Adjusted Leverage Ratio. Seller shall at all times maintain the ratio of Total Adjusted Liabilities to Adjusted Tangible Net Worth no greater than 15:1, to be measured as of the date of any financial statements under Section 12.4(a)(i) or (iii).

(d)                                 Minimum Profitability. As of the end of each Fiscal Quarter, Seller’s Consolidated Net Income for the period of four preceding Fiscal Quarters ended as of the end of such Fiscal Quarter shall be a positive number equal to or greater than $1.00.

(e)                                  Maintenance of Liquidity. Seller shall at all times have Unencumbered Liquid Assets equal to not less than $6,000,000.

12.12                     Hedging.  If at any time during the term of this Repurchase Agreement, the Seller is hedging its investments in Purchased Mortgage Loans, the Seller will, in accordance with Section 12.4(a)(ix), prepare its periodic hedge position reports in the form attached as Exhibit M, or such other form, substance and detail satisfactory to the Administrative Agent, including without limitation, any Rate Management Obligations related to the Transactions having a Net Mark-to-Market Exposure and the Seller will pledge to the Administrative Agent for the benefit of the Buyers any investment securities acquired by the Seller and held from time to time to so hedge such investments in Purchased Mortgage Loans.

12.13                     No Adverse Selection.  The Seller shall not select Eligible Mortgage Loans to be sold to Buyers as Purchased Mortgage Loans using any type of adverse selection or other selection criteria which would adversely affect any Buyer.

12.14                     [RESERVED]

12.15                     Insurance.  The Seller shall and shall cause the Servicer to continue to maintain Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets with responsible insurance companies, in such amounts and against such risks as is customarily carried by similar businesses. The Seller shall maintain liability insurance protecting the Seller and fire and other hazard insurance on its respective properties from which it conducts its business, with responsible insurance companies, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity. Copies of such policies shall be furnished to the Administrative Agent upon the Administrative Agent’s request made from time to time and without cost to the Administrative Agent. The Seller shall notify the Administrative Agent of any material change in the terms of any such Fidelity Insurance.

12.16                     Books and Records.  Seller shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Repurchase Assets in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Repurchase Assets.

12.17                     Illegal Activities.  The Seller shall not engage in any illegal conduct or activity that could subject their respective material assets to forfeiture or seizure.

12.18                     Change in Business.  The Seller shall not make any material change in the nature of its businesses as carried on at the date hereof, other than engaging in activities related to the mortgage banking industry and approved by Administrative Agent, such approval not to be unreasonably withheld.

12.19                     Limitation on Dividends and Distributions.  Following the occurrence and during the continuation of an Event of Default or if an Event of Default would result therefrom, the Seller shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Seller, whether now or hereafter outstanding, or make any other dividend or distribution in respect of any of the foregoing or to any shareholder or equity owner of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller or any of Seller’s Consolidated Subsidiaries.

12.20                     Disposition of Assets; Liens.  The Seller shall not cause any of the Repurchase Assets to be sold, pledged, assigned or transferred except as contemplated hereby; nor shall the Seller create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of the Repurchase Assets, whether real, personal or mixed, now or hereafter owned, other than Liens in favor of the Administrative Agent for the benefit of the Buyers.

12.21                     Transactions with Affiliates.  The Seller shall not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with any Affiliate, unless such transaction is (a) not otherwise prohibited in this Repurchase Agreement, (b) in the ordinary course of Seller’s business, and (c) upon fair and reasonable terms no less favorable to Seller, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

12.22                     ERISA Matters.

(a)                                  Seller shall not permit any event or condition which is described in any of clauses (i) through (vii) of the definition of Event of ERISA Termination to occur or exist with respect to any Plan or Multiemployer Plan.

(b)                                 The Seller shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and the Seller shall not use “plan assets” within the meaning of 29 CFR § 2510.3-101 to engage in this Repurchase Agreement or the Transactions hereunder.

12.23                     Consolidations, Mergers and Sales of Assets. Unless otherwise approved by Majority Buyers, prior to any such action, which approval shall not be unreasonably withheld, no Related Person shall merge or consolidate with or into any Person; provided that Seller may merge or consolidate with any wholly owned subsidiary of Seller if Seller is the surviving corporation; and provided further that after giving effect thereto, no Default or Event of Default would exist hereunder. No Related Person shall acquire by purchase, or otherwise, all or substantially all of the assets or capital stock of any Person. Seller will not issue any securities other than shares of its common stock and any options or warrants giving the holders thereof only the right to acquire such shares. No Related Person other than Seller will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Seller and only to the extent not otherwise forbidden under the terms hereof. No Subsidiary of Seller which is a partnership will allow any diminution of Seller’s interest (direct or indirect) therein. There shall be no Change of Control. No Related Person shall dissolve or liquidate or sell, transfer, lease or otherwise dispose of any material portion of their property or assets or business; provided, however, nothing in this Section 12.22 shall be construed to prohibit any Related Person from selling rights to service mortgage loans and pools of mortgage loans or Mortgage Notes in the ordinary course of their business.

12.24                     Chief Executive Office; Jurisdiction of Organization. Seller shall not move its chief executive office from the address referred to in Section 11.23 or change its jurisdiction of organization from the jurisdiction referred to in Section 11.23 unless it shall have provided Administrative Agent thirty (30) days prior written notice of such change.

12.25                     Agency Approvals; Servicing. Seller shall maintain its status with Fannie Mae as an approved lender and Freddie Mac as an approved seller/servicer, in each case in good standing (each such approval, an “Agency Approval”). Should the Seller, for any reason, cease to possess all such applicable Agency Approvals to the extent necessary, or should notification to the relevant Agency or to HUD, FHA or VA be required, Seller shall so notify Administrative Agent immediately in writing. Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of its applicable Agency Approvals at all times during the term of this Repurchase Agreement and each outstanding Transaction.

12.26                     Guarantees. Except as set forth in Section 12.35, Seller shall not, either directly or indirectly, assume, Guarantee, endorse, or otherwise become liable for the Indebtedness or other obligation of any Person or entity except (a) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (b) guaranties by the Seller of Indebtedness of its Subsidiaries, or joint and several liabilities of the Seller with one or more of its Affiliates pursuant to warehouse or aggregation borrowing arrangements, (c) contingent liabilities arising out of the Seller’s recourse sales to others of the rights to service mortgage loans, and (d) under the Seller’s existing contingent liabilities described on Schedule V hereto.

12.27                     [RESERVED]

12.28                     [RESERVED]

12.29                     [RESERVED]

12.30                     Maintenance of Properties. Seller will (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and subject to exceptions for extraordinary or reasonably unforeseeable events; (b) make all necessary repairs thereto and renewals and replacements thereof in a reasonably timely manner except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

12.31                     Dividends. Seller shall not, nor shall it permit any Subsidiary to, declare or pay any Dividends, unless at the time of each Dividend by Seller, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) after giving effect to such Dividend, the Borrower is in compliance on a pro forma basis with the covenants set forth in Section 12.11(a) through (e).

12.32                     MERS Status.

(a)                                  Seller will (a) at all times, maintain its status as a MERS member in good standing, (b) at all times remain in full compliance with all terms and conditions of membership in MERS, including the MERSCORP, Inc. “Rules of Membership” most recently promulgated by MERSCORP, Inc., the “MERS Procedures Manual” most recently promulgated by MERS, and any and all other guidelines or requirements set forth by MERS or MERSCORP, Inc., as each of the foregoing may be modified from time to time, including, but in no way limited to compliance with guidelines and procedures set forth with respect to technological capabilities, drafting and recordation of Mortgages, registration of Mortgages on the MERS System, including registration of the interest of the Administrative Agent and the Buyers in such mortgages and membership requirements, (c) promptly, upon the request of the Agent, execute and deliver to the Agent an assignment of mortgage, in blank, with respect to any MERS Mortgage that the Agent determines shall be removed from the MERS System during the existence of an Event of Default, and (d) at all times maintain the Electronic Tracking Agreement by and between Seller and Administrative Agent in full force and effect, as the same may be hereafter amended.

(b)                                 Seller shall not de-register or attempt to de-register any Mortgage from the MERS System unless Seller has complied with the requirements set forth in the Electronic Tracking Agreement and the requirements of the Repurchase Document relating to the reassignment of Purchased Mortgage Loans.

12.33                     [RESERVED]

12.34                     [RESERVED]

12.35                     Limitation on Indebtedness. No Related Person shall incur, create, contract, assume, have outstanding, Guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness or Guaranty Obligations unless at the time of the incurrence of such Indebtedness or Guaranty Obligations (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) after giving effect to such

Indebtedness or Guaranty Obligations, the Seller is in compliance on a pro forma basis with the covenants set forth in Section 12.11(a) through (e) as a result thereof; and provided further, to the extent such Indebtedness is in respect of another mortgage warehouse credit facility, Administrative Agent is collateral manager and custodian of the collateral thereunder.

12.36                   Loans, Advances, and Investments. Unless otherwise approved by Majority Buyers, prior to any such action, which approval shall not be unreasonably withheld, no Related Person shall make any loan (other than Mortgage Loans), advance, extension of credit, or capital contribution to, or investment in (including any investment in any Subsidiary, joint venture or partnership), or purchase or otherwise acquire any of the capital stock, securities, or evidences of indebtedness of, any Person (including, without limitation, any employee, officer or Affiliate of any Related Person) (collectively, “Investment”), or otherwise acquire any interest in, or control of, another Person, except for the following:

(a)                                  Cash Equivalents;

(b)                                 Any acquisition of securities or evidences of indebtedness of third parties when acquired by a Related Person in settlement of accounts receivable or other debts arising in the ordinary course of its business, so long as the aggregate amount of any such securities or evidences of indebtedness is not material to the business or financial condition of such Related Person;

(c)                                  Mortgage Notes originated or acquired by a Related Person in the ordinary course of such Related Person’s business;

(d)                                 Margin accounts for the purpose of trading in hedge instruments; and

(e)                                  Investments by any Related Person other than those described in the preceding clauses (a) through (c) in a business or venture substantially similar to those engaged in by such Related Person, provided that the aggregate amount of all such other Investments for all Related Persons shall at no time exceed $500,000.

12.37                     Liens. No Related Person shall grant, create, incur, assume, permit or suffer to exist any Lien, upon any of its Property, including without limitation any and all of Seller’s Mortgage Notes and Servicing Rights and the proceeds from any thereof, other than (a) Liens which secure payment of the Obligations, (b) first Liens on Property which also secures Second Lien Loans, so long as the Asset Value of such Mortgage Notes secured thereby does not exceed the Applicable Sublimit for Second Lien Loans, and (c) Liens on Property other than Mortgage Loans included in the Asset Base which secure payment of the Indebtedness permitted to be incurred hereunder.

Section 13.                                      Events of Default. If any of the following events (each an “Event of Default”) occur, the Administrative Agent, for the benefit of the Buyers, shall have the rights set forth in Section 14, as applicable:

13.1                         Payment Failure. The Seller shall default in the payment (a) of (i) a Mark-to-Market, (ii) any Price Differential, Purchase Price or Repurchase Price, or (iii) Expenses, Obligations or any other sum which has become due, on a Payment Date or a Repurchase Date or otherwise, when due and payable under the terms hereof, for a period of five (5) days or greater, or (b) on the Termination Date of the aggregate Repurchase Price for all Purchased Mortgage Loans in the Asset Base.

13.2                           Breach of Financial Representation or Covenant. The failure of the Seller to perform, comply with or observe any term, covenant or agreement applicable to the Seller contained in Sections 12.1, 12.9, 12.10, 12.11, 12.17, 12.18, 12.19, 12.21, 12.22, 12.23, 12.26, 12.31, 12.34; 12.35; or 12.36.

13.3                           Breach of Non-Financial Representation. Any representation, warranty or certification made or deemed made herein or in any other Repurchase Document by the Seller, as applicable, or any certificate furnished to the Administrative Agent pursuant to the provisions hereof or thereof or any information with respect to the Mortgage Loans furnished in writing by or on behalf of the Seller shall prove to have been untrue or misleading in any material respect as of the time made or furnished (it being understood that if any representations and warranties made in respect of any Mortgage Loans included as Eligible Mortgage Loans in the Asset Base are not true and correct as of any date, such Mortgage Loan’s Asset Value shall be $0.00, and if as a result the aggregate Purchase Price exceeds the Asset Value of the Asset Base, the Seller may cure such Default by, within one (1) Business Day after receipt of written notice from the Administrative Agent to the Seller, (x) substituting Cash, Cash Equivalents or other Eligible Mortgage Loans therefor and/or (y) making a Purchase Price Decrease); or

13.4                           Breach or Other Covenant. The Seller shall fail to observe or perform any other covenant or agreement contained in this Repurchase Agreement (and not identified in Section 13.2 or any other Repurchase Document), and if such default shall be capable of being remedied, and such failure to observe or perform shall continue unremedied for a period of fifteen (15) days; or

13.5                           Judgment. Any money judgment, writ or warrant of attachment or similar process against the Seller in excess of $500,000 in the aggregate (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage), shall be entered or filed against the Seller or any of its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days; or

13.6                          Insolvency. An Event of Insolvency shall have occurred with respect to the Seller, the Seller’s Subsidiaries, or the Parent; or

13.7                           Enforceability. (i) Any Repurchase Document shall for whatever reason be terminated or cease to be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms and the Purchased Mortgage Loans shall not be repurchased by the Seller within two (2) Business Days, or (ii) any Lien granted pursuant thereto shall fail to be perfected and of first priority, or (iii) any Person (other than the Administrative Agent for the benefit of the Buyers) shall contest the validity, enforceability, perfection or priority of any Lien granted pursuant thereto, or (iv) any party thereto (other than the Administrative Agent for the benefit of the Buyers) shall seek to disaffirm, terminate, limit or reduce its obligations hereunder; or

13.8                           Security Interest. The Seller shall grant, or suffer to exist, any Lien on any Repurchase Asset (except any Lien in favor of the Administrative Agent for the benefit of the Buyers); or the Repurchase Assets shall not have been sold to the Buyers or the Liens contemplated hereby shall cease or fail to be first priority perfected Liens on any Repurchase Assets in favor of the Administrative Agent for the benefit of the Buyers; or

13.9                           Cross-Default. The Seller or any of its Subsidiaries fails to make when due or within any applicable grace period any payment on any Indebtedness (other than the Obligations) with an unpaid principal balance of over $1,000,000.00; or any event or condition occurs under any provision contained in any agreement under which such obligation is governed, evidenced or secured (or any other material breach or default under such obligation or agreement occurs) if the effect thereof is to cause or permit the holder or trustee of such obligation to cause such obligation to become due prior to its stated maturity; or any such obligation becomes due (other than by regularly scheduled payments) prior to its stated maturity; or any of the foregoing occurs with respect to any one or more items of Indebtedness of any of the Seller or any of its Subsidiaries with unpaid principal balances exceeding, in the aggregate, $1,000,000.00; or

13.10                     Going Concern. The Seller’s audited financial statements or notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of the Seller as a “going concern” or reference of similar import; or

13.11                     Change in Control. A Change in Control shall have occurred; or

13.12                     Inability to Perform. An officer of the Seller shall admit in writing its inability to, or its intention not to, perform any material Seller’s Obligations hereunder; or

13.13                    Parent Default. Any event or condition occurs under any provision contained in the Parent Debt Agreement (or any other material breach or default under the Parent Debt Agreement occurs) if the effect thereof is to cause or permit the holder or trustee of such obligation to cause such obligation to become due or repurchased, prepaid, redeemed or defeased prior to its stated maturity; or any default or event of default occurs under any provision contained in any line of credit maintained by Seller and such default is not cured within any applicable given period; or

13.14                     Credit Facility Default. Any default or event of default occurs under any provision contained in any credit facility or other repurchase facility maintained by Seller after giving effect to applicable notice and grace periods, if any; or

13.15                    Environmental. The Seller or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by Seller or any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Laws, which in the case of an event described in clause (i) and (ii), could reasonably be expected to have a Material Adverse Effect; or

13.16                     Cessation of Business. The Seller and/or Parent shall terminate its existence or suspend or discontinue their business; or

13.17                     Business Condition. A change occurs, or is reasonably likely to occur, in the business condition (financial or otherwise), operations or properties of Seller or Parent, or the ability of Seller or Parent to pay amounts owed to the Administrative Agent and Buyers under the Repurchase Documents which could reasonably be expected to have a Material Adverse Effect.

Section 14.                                      Remedies.

14.1                           Exercise of Remedies. If an Event of Default exists with respect to the Seller, the Administrative Agent may, or at the direction of the Majority Buyers shall, exercise the following rights and remedies for the benefit of the Buyers:

(a)                                  By written notice (which may be electronic) to the Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Event of Insolvency of the Seller), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur.

(b)                                 If the Administrative Agent exercises or is deemed to have exercised the option referred to in subsection (a) of this Section,

(i)                                          the Seller’s obligations in such Transactions to repurchase all Purchased Mortgage Loans, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subsection (a) of this Section, shall thereupon become immediately due and payable, and all Income paid after such exercise or deemed exercise shall be retained by the Administrative Agent and applied to the aggregate unpaid Repurchase Price and any other amounts owed by the Seller hereunder;

(ii)                                       to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount accrued by daily application of, on a 360-day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post-Default Rate to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a) of this Section (decreased as of any day by (i) any amounts actually in the possession of the Administrative Agent for the benefit of the Buyers pursuant to Section 14.2, and (ii) any proceeds from the sale of Purchased Mortgage Loans applied to the Repurchase Price pursuant to Section 14.3; and

(iii)                                    all Income actually received by the Administrative Agent for the benefit of the Buyers pursuant to Section 5 (excluding any Late Payment Fees paid pursuant to Section 5.1) shall be applied to the aggregate unpaid Repurchase Price owed by the Seller.

(c)                                 By written notice (which may be electronic) to the Seller, the Repurchase Price for each Transaction hereunder shall be deemed to be due and payable on each Repurchase Date therefor.

14.2                           Possession of Files. Upon the occurrence of one or more Events of Default, the Administrative Agent shall have the right to obtain physical possession of all files of the Seller relating to the Purchased Mortgage Loans and the Repurchase Assets and all documents relating to the Purchased Mortgage Loans which are then or may thereafter come in to the possession of the Seller or any third party acting for the Seller and the Seller shall deliver to the Administrative Agent such assignments as the Administrative Agent shall request. The Administrative Agent shall be entitled to specific performance of all agreements of the Seller contained in the Repurchase Documents.

14.3                           Sale of Purchased Mortgage Loans. At any time on the Business Day following notice to the Seller (which notice may be the notice given under Section 14.1(a) of this Section), in the event the Seller has not repurchased all Purchased Mortgage Loans, the Administrative Agent may immediately sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as the Administrative Agent may deem satisfactory any or all Purchased Mortgage Loans and the Repurchase Assets, on a servicing released basis, and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the Seller hereunder. Any Buyer or the Administrative Agent may be a purchaser of any Purchased Mortgage Loan at any public or private sale and such Buyer or Administrative Agent shall be entitled, for the purpose of bidding or making settlement or payment of the purchase price for all or portion of the Purchased Mortgage Loan sold at any such sale to credit amounts owed to such Buyer or Administrative Agent to such sale amount. The proceeds of any disposition of Purchased Mortgage Loans and the Repurchase Assets shall be applied first to the costs and expenses incurred by the Administrative Agent in connection with the Seller’s default; second to costs of cover and/or related hedging transactions owed to Administrative Agent and/or any Buyer for the benefit of all the Buyers; third to the Repurchase Price; and fourth to any other outstanding Obligations of the Seller.

14.4                           Liability of Seller. The Seller shall be liable to Administrative Agent and Buyers for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of Administrative Agent and Buyers in connection with the enforcement of this Repurchase Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Administrative Agent and Buyers) incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

14.5                           Cumulative Rights. The Administrative Agent shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

14.6                           Remedies Non-Exclusive. Administrative Agent may exercise one or more of the remedies available to Administrative Agent immediately upon the occurrence of an Event of Default and, except to the extent provided in Sections 14.1(a) and 14.3, at any time thereafter without notice to the Seller. All rights and remedies arising under this Repurchase

Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Administrative Agent may have.

14.7                           Enforcement. Administrative Agent may enforce its rights and remedies hereunder without prior judicial process or hearing, and the Seller hereby expressly waives any defenses Seller might otherwise have to require Administrative Agent to enforce its rights by judicial process. The Seller also waives any defense (other than a defense of payment or performance) the Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

14.8                           Liability for Additional Amounts. To the extent permitted by applicable law, the Seller shall be liable to the Administrative Agent (for itself and Buyers) for interest on any amounts owing by the Seller hereunder, from the date the Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by the Seller or (ii) satisfied in full by the exercise of the Administrative Agent’s rights hereunder. Interest on any sum payable by the Seller to the Administrative Agent under this paragraph 14.8 shall be at a rate equal to the Post- Default Rate.

Section 15.                                      Indemnification and Expenses.

15.1                           Indemnification. The Seller agrees to hold the Administrative Agent and the Buyers, and their Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, reasonable costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Repurchase Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Repurchase Agreement, any other Repurchase Document to which it is a party or any transaction contemplated hereby or thereby, in each case, INCLUDING THOSE COSTS ARISING FROM AN INDEMNIFIED PARTY’S STRICT LIABILITY, OR COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE; PROVIDED, HOWEVER, THAT THE SELLER SHALL NOT BE LIABLE FOR THE PAYMENT OF ANY COSTS TO THE EXTENT DETERMINED IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE ADMINISTRATIVE AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limiting the generality of the foregoing, the Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Mortgage Loans relating to or arising out of any Non-Excluded Taxes. In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, the Seller will save, indemnify and hold such Indemnified Party harmless from and against all Costs suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Seller. The Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s reasonable costs and expenses incurred in connection with the enforcement or the preservation of the Administrative Agent’s and the Buyers’ rights under this Repurchase Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.

15.2                           Costs and Expenses. The Seller agrees to pay as and when billed by the Administrative Agent all of the reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Repurchase Agreement, any other Repurchase Document or any other documents prepared in connection herewith or therewith, provided Seller’s Obligations to pay for costs and expenses in connection with the preparation and negotiation prior to the Effective Date of this Repurchase Agreement and other Repurchase Documents shall be as set forth in a separate agreement between the Seller and the Administrative Agent. The Seller agrees to pay as and when billed by the Administrative Agent all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation filing fees and all the reasonable fees, disbursements and expenses of counsel to the Administrative Agent. Subject to the limitations set forth in Section 29 hereof, the Seller agrees to pay to the Administrative Agent all the reasonable out of pocket due diligence, inspection, testing and review costs and expenses incurred by the Administrative Agent with respect to Mortgage Loans submitted by the Seller for purchase under this Repurchase Agreement, including, but not limited to, those out of pocket costs and expenses incurred by the Administrative Agent pursuant to Sections 15.2 and 29 hereof.

15.3                          Recourse. The obligations of the Seller from time to time to pay the Repurchase Price, the Periodic Advance Repurchase Payments, and all other amounts due under this Repurchase Agreement shall be full recourse obligations of the Seller.

Section 16.                                      Servicing.

16.1                           Duty of Servicer. The Servicer shall maintain the Servicer File and service the Mortgage Loans consistent with the degree of skill and care that such Servicer customarily requires with respect to similar Mortgage Loans owned or managed by it and in accordance with all applicable industry standards. The Servicer shall (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder, and (iii) not impair the rights of any Buyer in any Mortgage Loans or any payment thereunder. Administrative Agent may terminate the servicing of any Mortgage Loan with the then existing servicer in accordance with Section 16.4 hereof.

16.2                           Escrowed Funds. The Servicer shall hold or cause to be held all escrow funds collected by the Servicer with respect to any Purchased Mortgage Loans in trust accounts and shall apply the same for the purposes for which such funds were collected.

16.3                           Settlement Account Deposits. Upon the occurrence of an Event of Default, the Servicer shall deposit all collections received by the Servicer and Seller on account of the Purchased Mortgage Loans in the Settlement Account.

16.4                           Termination of Rights. Upon the occurrence of an Event of Default hereunder, Administrative Agent shall have the right to immediately terminate the Servicer’s right to service the Purchased Mortgage Loans without payment of any penalty or termination fee. The Seller and the Servicer shall cooperate in transferring the servicing of the Purchased Mortgage Loans to a successor servicer appointed by Administrative Agent in its sole discretion.

16.5                           Notification of Default. If the Seller should discover that, for any reason whatsoever, any entity responsible to the Seller by contract for managing or servicing any such Purchased Mortgage Loan has failed to perform fully the Seller’s obligations under the Repurchase Documents or any of the obligations of such entities with respect to the Purchased Mortgage Loans, the Seller shall promptly notify Administrative Agent.

Section 17.                                      Recording of Communications. The Administrative Agent, the Buyers and the Seller shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions upon notice to the other party of such recording. The Administrative Agent, the Buyers and the Seller consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties’ agreement.

Section 18.                                      Single Agreement. The Administrative Agent, Buyers and the Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of the Administrative Agent, Buyers and the Seller agree (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transaction hereunder, (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted, and (iv) to promptly provide notice to the other after any such set off or application.

Section 19.                                      Set-Off. In addition to any rights and remedies of the Administrative Agent and the Buyers hereunder and by law, the Administrative Agent and the Buyers shall have the right, without prior notice to the Seller, any such notice being expressly waived by the Seller to the extent permitted by applicable law, upon any amount becoming due and payable by the Seller hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent and the Buyers or any Affiliate thereof to or for the credit or the account of the Seller or any Affiliate thereof.

Section 20.                                     Notices and Other Communications. Except as otherwise expressly permitted by this Repurchase Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Repurchase Agreement) shall be given or made in writing (including without limitation by telecopy) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Repurchase Agreement and except for notices given under Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

Section 21.                                      Entire Agreement; Severability. This Repurchase Agreement, together with the Repurchase Documents, constitute the entire understanding between Administrative Agent and the Seller with respect to the subject matter they cover and shall supersede any existing agreements, understandings, inducements and conditions, express or implied, oral or written between the parties containing general terms and conditions for repurchase transactions involving Purchased Mortgage Loans. By acceptance of this Repurchase Agreement, Administrative Agent and the Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Repurchase Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 22.                                      Assignment. The rights and obligations of the parties under this Repurchase Agreement and under any Transaction shall not be assigned by any party hereto except as set forth in the Administration Agreement. Subject to the foregoing, this Repurchase Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Repurchase Agreement express or implied, shall give to any Person, other than the parties to this Repurchase Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Repurchase Agreement.

22.1                           Assignment and Assumption. Each Buyer may assign and participate its rights and obligations hereunder, in accordance with the Administration Agreement and pursuant to an executed assignment and assumption by such Buyer and assignee (“Assignment and Assumption”).

22.2                           Register. The Administrative Agent shall maintain, as agent for the Buyers and the Seller, a register (the “Register”) on which it will record each Buyer’s rights hereunder, and each Assignment and Acceptance and participation. The Register shall include the names and addresses of the Buyer (including all assignees, successors and participants) and the percentage or portion of such rights and obligations assigned. Failure to make any such recordation, or any error in such recordation shall not affect the Seller’s obligations in respect of such rights. If a Buyer sells a participation in its rights hereunder, it shall provide the Administrative Agent (as agent for the Seller), or maintain as agent of the Seller, the information described in this paragraph and permit the Administrative Agent (as agent for the Seller) to review such information as reasonably needed for the Administrative Agent (as agent for the Seller) to comply with its obligations under this Repurchase Agreement or under any applicable Requirement of Law.

22.3                           Disclosure. Each Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 22, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to the Seller or any of its Subsidiaries or to any aspect of the Transactions that has been furnished to such Buyer by or on behalf of the Seller or any of its Subsidiaries; provided that such assignee or participant agrees to hold such information subject to the confidentiality provisions of this Repurchase Agreement.

22.4                           Federal Reserve Transfers. Each Buyer may at any time create a security interest in all or any portion of its rights under this Repurchase Agreement in favor of any Federal Reserve Bank in accordance with regulations of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank. No such assignment shall release the assigning buyer from its obligations hereunder.

Section 23.                                      Tax Treatment. Each party to this Repurchase Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat each Transaction as indebtedness of the Seller that is secured by the Purchased Mortgage Loans and that the Purchased Mortgage Loans are owned by the Seller in the absence of a Default by the Seller. All parties to this Repurchase Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

Section 24.                                     Terminability. Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and the Administrative Agent shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations and warranties and covenants hereunder shall continue and survive. The obligations of the Seller under Section 15 hereof shall survive the termination of this Repurchase Agreement.

Section 25.                                      APPLICABLE LAW. ALL OF THE REPURCHASE DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS. WITHOUT LIMITING THE RIGHT OF THE ADMINISTRATIVE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST THE OTHER PARTIES HERETO ARISING OUT OF OR RELATING TO ITS OBLIGATIONS UNDER THE REPURCHASE DOCUMENTS (AN “ACTION”) IN THE

COURTS OF OTHER JURISDICTIONS, THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS OR ANY FEDERAL COURT IN THE STATE OF TEXAS, AND THE PARTIES HERETO HEREBY IRREVOCABLY AGREE THAT ANY ACTION MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION IN THE JURISDICTION. THE SELLER HEREBY IRREVOCABLY AGREES THAT THE SUMMONS AND COMPLAINT OR ANY OTHER PROCESS IN ANY ACTION IN ANY JURISDICTION MAY BE SERVED BY MAILING TO ANY OF THE ADDRESSES SET FORTH HEREIN OR BY HAND DELIVERY TO A PERSON OF SUITABLE AGE AND DISCRETION AT ANY SUCH ADDRESS. SUCH SERVICE SHALL BE COMPLETE ON THE DATE SUCH PROCESS IS SO MAILED OR DELIVERED.

Section 26.                                      WAIVERS; JURY TRIAL; CONSEQUENTIAL DAMAGES. EACH OF THE PARTIES HERETO RECOGNIZES THAT IN MATTERS RELATED TO THIS REPURCHASE AGREEMENT, IT MAY BE ENTITLED TO A TRIAL IN WHICH MATTERS OF FACT ARE DETERMINED BY A JURY (AS OPPOSED TO A TRIAL IN WHICH SUCH MATTERS ARE DETERMINED BY A FEDERAL OR STATE JUDGE). EACH OF THE UNDERSIGNED ALSO RECOGNIZES THAT ONE OF THE REMEDIES AVAILABLE TO IT IN ANY TRIAL MAY, UNDER CERTAIN CIRCUMSTANCES, BE THE RIGHT TO RECEIVE DAMAGES IN EXCESS OF THOSE ACTUALLY SUSTAINED BY IT. IN THE PAST, IN SOME INSTANCES, SUCH DAMAGES HAVE EQUALED OR EXCEEDED THE AMOUNT OF ACTUAL DAMAGES.

(a)                            EACH PARTY TO THIS REPURCHASE AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS REPURCHASE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS REPURCHASE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS REPURCHASE AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(b)                           TO THE MAXIMUM EXTENT NOW PERMITTED BY LAW, EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH

LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

(c)                            EACH OF THE UNDERSIGNED HEREBY CERTIFIES THAT NEITHER ANY REPRESENTATIVE OR AGENT OF THE ADMINISTRATIVE AGENT NOR THE ADMINISTRATIVE AGENT’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT THE ADMINISTRATIVE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH OF THE UNDERSIGNED ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS TRANSACTION BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

Section 27.                                      No Waivers, Etc. No waiver of or consent to any departure from any provision hereof shall be effective unless in writing and signed by the Administrative Agent and shall be effective only in the specific instance for the purpose for which given and to the extent specified in such writing. No Transaction hereunder shall constitute a waiver of any of the conditions to such Transaction, nor, in the event Seller fails to satisfy any such condition, shall any Transaction have the effect of precluding the Administrative Agent from thereafter declaring such failure to be an Event of Default. No failure on the part of the Administrative Agent or any Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Repurchase Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Repurchase Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless expressly waived by the Administrative Agent in writing. No waiver of any Event of Default shall affect or constitute a waiver of any later Event of Default.

Section 28.                                      Netting. If the Administrative Agent and the Seller are “financial institutions” as now or hereinafter defined in Section 4402 of Title 12 of the United States Code (“Section 4402”) and any rules or regulations promulgated thereunder,

(a)                            All amounts to be paid or advanced by one party to or on behalf of the other under this Repurchase Agreement or any Transaction hereunder shall be deemed to be “payment obligations” and all amounts to be received by or on behalf of one party from the other under this Repurchase Agreement or any Transaction hereunder shall be deemed to be “payment entitlements” within the meaning of Section 4402, and this Repurchase Agreement shall be deemed to be a “netting contract” as defined in Section 4402.

(b)                           The payment obligations and the payment entitlements of the parties hereto pursuant to this Repurchase Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the “Defaulting Party”) shall fail to honor any payment obligation under this Repurchase Agreement or any Transaction hereunder, the other party (the “Nondefaulting Party”) shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

Section 29.                                      Periodic Due Diligence Review. The Seller acknowledges that the Administrative Agent and the Buyers have the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Seller agrees that upon reasonable (but no less than one (1) Business Day’s) prior notice unless an Event of Default shall have occurred and be continuing, in which case no notice is required, to the Seller, the Administrative Agent and the Buyers or their Authorized Representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Servicer Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of the Seller. The Seller also shall make available to the Administrative Agent and the Buyers a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Servicer Files and the Mortgage Loans. Without limiting the generality of the foregoing, the Seller acknowledges that the Administrative Agent and the Buyers may purchase Mortgage Loans from the Seller based solely upon the information provided by the Seller to the Administrative Agent and the Buyers in the Mortgage Loan Schedule and the representations, warranties and covenants contained herein, and that the Administrative Agent and the Buyers, at their option, have the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering Broker’s Price Opinions, new credit reports and new Appraisals on the related Mortgaged Properties and otherwise regenerating the information used to originate such Mortgage Loan. The Administrative Agent and the Buyers may underwrite such Mortgage Loans itself or engage a third party underwriter to perform such underwriting. The Seller agrees to cooperate with the Administrative Agent and the Buyers and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Administrative Agent and the Buyers and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of the Seller. The Seller further agrees that the Seller shall pay all reasonable expenses incurred by the Administrative Agent in connection with the Administrative Agent’s activities pursuant to this Section 29 (“Due Diligence Costs”).

Section 30.                                      Administrative Agent’s Appointment as Attorney-In-Fact.

(a)                            Seller hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in the Administrative Agent’s discretion for the purpose of Purchasing Mortgage Loans, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of Purchasing Mortgage loans, and, without limiting the generality of the foregoing, Seller hereby gives the Administrative Agent the power and right, on behalf of Seller, without assent by, but with notice to, Seller, if an Event of Default shall have occurred and be continuing, to do the following:

(i)                                    in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due with respect to any other Repurchase Assets whenever payable;

(ii)                                  to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets;

(iii)                               (A) to direct any party liable for any payment under any Repurchase Assets to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Assets; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Repurchase Assets; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Assets or any proceeds thereof and to enforce any other right in respect of any Repurchase Assets; (E) to defend any suit, action or proceeding brought against Seller with respect to any Repurchase Assets; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Repurchase Assets as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and Seller’s expense, at any time, and from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Repurchase Assets and, if applicable, the Administrative Agent’s Liens thereon, and to effect the intent of this Repurchase Agreement, all as fully and effectively as Seller might do.

(b)                                 Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(c)                                  Seller also authorizes the Administrative Agent, if an Event of Default shall have occurred, from time to time, to execute, in connection with any sale provided for in Section 14 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.

(d)                                 The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s (for the benefit of Buyers) interests in the Repurchase Assets and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

Section 31.                                      Miscellaneous.

31.1                           Counterparts. This Repurchase Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Repurchase Agreement by signing any such counterpart.

31.2                           Captions. The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Repurchase Agreement.

31.3                           Acknowledgment. Seller acknowledges that:

(a)                                  it has been advised by counsel in the negotiation, execution and delivery of this Repurchase Agreement and the other Repurchase Documents;

(b)                                 the Administrative Agent has no fiduciary relationship to the Seller; and

(c)                                  no joint venture exists between the Administrative Agent and the Seller.

31.4                          Documents Mutually Drafted. The Seller, Administrative Agent and Buyers agree that this Repurchase Agreement and each other Repurchase Document prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

31.5                           Credit Agreement Termination.

(a)                                 All obligations owed by the Seller under the Credit Agreement shall be due and payable on the Credit Agreement Termination Date, and all obligations owed to the Seller under the Credit Agreement and other Loan Documents (as defined in the Credit Agreement) must be satisfied as of the Credit Agreement Termination Date. All rights and obligations of the Borrower and the Lender under the Credit Agreement shall terminate effective as of the Credit Agreement Termination Date, except to the extent such rights and obligations are expressly deemed by the Credit Agreement to survive such termination. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Person in any Loan Documents and any obligations which any Person may have to indemnify or compensate Lender shall survive this termination of the Credit Agreement.

(b)                                Notwithstanding anything to the contrary in the Credit Agreement, the parties hereto agree that no further notice or action by any party shall be required to terminate the Credit Agreement.

Section 32.                                      Confidentiality. The Administrative Agent, Buyers and Seller hereby acknowledge and agree that all written or computer-readable information provided by one party to any other regarding material non-public information about the other party, the terms set forth in any of the Repurchase Documents or the Transactions contemplated thereby (the “Confidential Terms”), shall be kept confidential and shall not be divulged to any party (other than Affiliates and Subsidiaries thereof who agree to be bound by the provision of this Section 32) without the prior written consent of such other party except to the extent that (i) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws or regulations, (ii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, (iii) during an Event of a Default the Administrative Agent determines such information regarding the Repurchase Documents or Transactions to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Mortgage Loans or otherwise reasonably necessary to enforce or exercise the Administrative Agent’s rights hereunder, (iv) to the extent a Buyer deems necessary or appropriate, in connection with an assignment or participation under Section 22 of this Repurchase Agreement or under the Administration Agreement or in connection with any hedging transaction related to Purchased Mortgage Loans, (v) such disclosures as may be required in any report, statement or testimony submitted to, or in respect to any inquiry by any municipal, state or federal regulatory body having or claiming to have jurisdiction over the Administrative Agent or any Buyer, including the Board of Governors of the Federal Reserve System of the United States, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations or their successors, or (vi) such disclosures as may be required in respect to any summons or subpoena or in connection with any litigation related to the Repurchase Documents or Transactions contemplated thereby. The provisions set forth in this Section 32 shall survive the termination of this Repurchase Agreement for a period of one year following such termination.

Section 33.                                      Intent/Usury.

(a)                                 The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended, and constitute “repurchase agreements” under Sections 546(f), 559 and 362(b)(7) of the Bankruptcy Code (except insofar as the type of Mortgage Loans subject to such Transaction or the term of such Transaction would render such definition inapplicable), a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable), and a “master netting agreement” as that term is defined in Section 101 of the Bankruptcy Code, and that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code.

(b)                                It is understood that either party’s right to liquidate Mortgage Loans delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 14 hereof is a contractual right to liquidate such Transaction as described in Sections 555, 559 and 561 of Title 11 of the United States Code, as amended.

(c)                                 The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)                                It is understood that this Repurchase Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA.).

(e)                                 This Repurchase Agreement is intended to be a “repurchase agreement” and a “securities contract,” within the meaning of Section 555 and Section 559 under the Bankruptcy Code.

(f)                                   It is the intent of the Seller, the Administrative Agent and the Buyers in the execution and acceptance of this Repurchase Agreement to contract in strict compliance with applicable usury law. In furtherance thereof, the Seller, the Administrative Agent and the Buyers stipulate and agree that none of the terms and provisions contained in this Repurchase Agreement, or in any other instrument now or hereafter executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate; the Seller shall never be obligated or required to pay as Price Differential or interest on the Obligations at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this Section shall control over all other provisions of this Repurchase Agreement, and any other instruments now or hereafter executed in connection herewith or any other oral or written agreement which may be in apparent conflict herewith. The Administrative Agent and the Buyers expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of the Obligations is accelerated. If the Repurchase Agreement shall be accelerated for any reason or if the Repurchase Price is paid prior to the Termination Date, and as a result thereof the amount received from the Seller for the actual period of existence of the Purchased Mortgage Loans exceeds the amount of a Price Differential or interest at the applicable maximum lawful rate under applicable law, the Buyers shall, at their option, either refund to the Seller the amount of such excess or credit the amount of such excess against the Repurchase Price then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess amount. In the event that the Administrative Agent or Buyers shall contract for, charge or receive any amount or amounts and/or any other thing of value from the Seller which are determined to constitute interest which would increase the effective interest rate on the Obligations to a rate in excess of that permitted to be charged by applicable law, all such amounts determined to constitute interest in excess of the lawful rate shall, upon such determination, at the option of the Buyers, be either immediately returned to the Seller or credited against the principal balance of the Repurchase Price then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Repurchase Agreement, the Seller acknowledges that the Seller believes the Obligations to be non-usurious and agrees that if, at any time, the Seller should have reason to believe that the Obligations is in fact usurious, the Seller will give the Administrative Agent notice of such condition and the Seller agrees that the Administrative Agent and Buyers shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term “applicable law” as used in this Section shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

Section 34.                                     Disclosure Relating to Certain Federal Protections. The parties acknowledge that they have been advised that:

(a)                                 in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)                                in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)                                 in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

Section 35.                                     Conflicts. In the event of any conflict between the terms of this Repurchase Agreement and any other Repurchase Document, the documents shall control in the following order of priority: first, the terms of this Repurchase Agreement shall prevail and then the terms of the Repurchase Documents shall prevail.

Section 36.                                     Authorizations. Any of the persons whose signatures and titles appear on Schedule I are authorized, acting singly, to act for the Seller or Administrative Agent, as the case may be, under this Repurchase Agreement.

Section 37.                                     Acknowledgement of Anti-Predatory Lending Practices. Administrative Agent has in place internal policies and procedures that expressly prohibit its purchase of any High Cost Mortgage Loan.

Section 38.                                     General Interpretive Principles. For purposes of this Repurchase Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)                            the terms defined in this Repurchase Agreement have the meanings assigned to them in this Repurchase Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)                           accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c)                            references herein to “Articles,” “Sections,” “subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, subsections, Paragraphs and other subdivisions of this Repurchase Agreement;

(d)           a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)           the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Repurchase Agreement as a whole and not to any particular provision;

(f)            the term “include” or “including” shall mean without limitation by reason of enumeration; and

(g)           all times specified herein or in any other Repurchase Document (unless expressly specified otherwise) are Central times unless otherwise stated.

Section 39.            Fees. Payments below shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent at such account designated by Administrative Agent:

39.1         Facility Fee. In consideration of the Buyers’ commitments to make the Purchases, Seller shall pay to Administrative Agent a non-refundable facility fee (the “Facility Fee”) determined by applying a rate of fifteen basis points (0.15%) per annum, expressed as a per diem rate, to the actual aggregate amount of all Buyers’ Commitments for each day during each full or partial calendar month. Promptly upon receipt, Administrative Agent shall allocate such facility fee among the Buyers on a pro rata basis in accordance with each Buyer’s Commitment during such full or partial calendar month. This facility fee shall be due and payable in arrears on the last day of each calendar month and on the Termination Date.

39.2         Non-Use Fee. In consideration of Buyers’ commitment to make the Purchases, Seller shall pay to Administrative Agent for the benefit of Buyers a non-refundable, non-use fee (the “Non-Use Fee”) for each Fiscal Quarter in which the aggregate amount of the Quarterly Facility Usage is less than 40% of all Buyers’ Commitments. The amount of such non-use fee for any such Fiscal Quarter shall be determined by applying a rate of seven and one-half basis points (0.075%) per annum to the amount equal to the aggregate amount of all Buyers’ Commitments less the Quarterly Facility Usage for such Fiscal Quarter, and shall be due and payable on the fifteenth (15th) day of the calendar month next succeeding the end of such Fiscal Quarter. Promptly upon receipt, Administrative Agent shall allocate such facility fee among the Buyers on a pro rata basis in accordance with each Buyer’s Commitment during such full or partial Fiscal Quarter.

39.3         Administrative Agency Fee. The Seller agrees to pay to the Administrative Agent such administrative fees, agency fees, syndication/arrangement fees, and file fees (collectively, the “Administrative Fee”) for the Administrative Agent’s services in administering this Repurchase Agreement and the other Repurchase Documents as may be provided for in a separate agreement between the Seller and the Administrative Agent.

Section 40.             Amendments. This Repurchase Agreement may not be amended or modified, except by a writing signed by the parties hereto and subject to the terms of the Administration Agreement.

Section 41.            Electronic Transmissions.

(a)           The Seller shall use the e-mail address on Schedule I (the “E-mail Address”) for delivery of Transaction Requests (including Mortgage Loan Schedules), Repurchase Requests and Shipping Requests (collectively, the “Electronic Transmissions”). The Seller agrees to utilize the security features of the software used to prepare, and transmit their Electronic Transmissions. The Seller agrees to protect the access to the E-mail Address from use by others, and use security methods sufficient to protect the content of the Electronic Transmissions delivered to the Administrative Agent and Custodian from being alterable without detection after they are electronically delivered.

(b)           The Seller acknowledges and agrees that (1) the Administrative Agent and the Custodian may rely on any Electronic Transmission sent electronically from the Seller’s E-mail Address to be a valid written Electronic Transmission prepared and delivered pursuant to this Repurchase Agreement or any other Repurchase Document by the Seller without further inquiry by the Administrative Agent or the Custodian, (2) there are risks associated with the use of electronic transmission, (3) neither the Administrative Agent nor the Custodian controls the method of transmittal or service providers, and has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt, or third party interception of Electronic Transmissions, and (4) the Seller will release, hold harmless and indemnify the Administrative Agent and Custodian from any claim, damage or loss, including those arising in whole or part from the Administrative Agent or the Custodian’s strict liability, or sole, comparative or contributory negligence, related to the electronic transmittal of Electronic Transmissions.

(c)           Seller affirmatively consents and agrees to permit Administrative Agent and Buyers and their successors and assigns to enter into transactions, including those specifically described in Section 4(e), with Seller involving “electronic records” and “electronic means,” as those terms are defined in UETA and the E-Sign Act.

[SIGNATURE PAGES FOLLOW]

[Signature Page to Master Repurchase Agreement]

IN WITNESS WHEREOF, the parties have entered into this Repurchase Agreement as of the date set forth above.

SELLER:	RYLAND MORTGAGE COMPANY,
Seller’s Address:	an Ohio corporation
24025 Park Sorrento, Suite 400
Calabasas, CA 91302
Fax: (818) 223-7792
Tel: (818) 223-7500
Tax ID Number: 31-0839569

By:	/s/ Dave A. Brown
Name: Dave A. Brown
Title: Senior Vice President and Secretary

STATE OF California	§
§
COUNTY OF Los Angeles	§

On December    , 2008, before me,                                                                             , Notary Public, personally appeared Dave Brown who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument the person, or the entity upon behalf of which person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct

WITNESS my hand and official seal

Signature of Notary Public

[Signature Page to Master Repurchase Agreement]

ADMINISTRATIVE AGENT:	GUARANTY BANK,
Address:	a Federal savings bank
8333 Douglas Avenue, 11th Floor

Dallas, Texas 75225

Attention: Valerie Hagar

Fax: (214) 360-1659

Tel: (214) 360-8854	By:	/s/ Mark Short
	Name:	Mark Short
	Title:	Vice President

[Signature Page to Master Repurchase Agreement]

BUYER:	GUARANTY BANK,
Address:	a Federal savings bank,
8333 Douglas Avenue, 11th Floor	as a Buyer

Dallas, Texas 75225

Attention: Mark Short

Fax: (214) 360-4892

Tel: (214) 360-1684	By:	/s/ Mark Short
	Name:	Mark Short
	Title:	Vice President

[Signature Page to Master Repurchase Agreement]

BUYER:	U.S. BANK NATIONAL ASSOCIATION
Address:	as a Buyer

800 Nicolett Mall

BC-MN-H03B

Minneapolis, MN 55402

Attn: Darin Kragenbring	By:	/s/ Darin Kragenbring
Fax: (612) 303-2253	Name:	Darin Kragenbring
Tel: (612) 303-3579	Title:	Vice President

SCHEDULE I

AUTHORIZED REPRESENTATIVES

SELLER NOTICES:

Ryland Mortgage Company

24025 Park Sorrento, Suite 400

Calabasas, CA 91302

Fax: (818) 223-7792

Tel: (818) 223-7500

With a Copy to Counsel:

Timothy J. Geckle

General Counsel

The Ryland Group

24025 Park Sorrento, Suite 400

Calabasas, CA 91302

Fax: (818) 223-7792

Tel: (818) 223-7500

Mitchell M. Chupack

Financial Services Counsel

Ryland Mortgage Company

24025 Park Sorrento, Suite 400

Calabasas, CA 91302

Fax: (818) 223-7792

Tel: (818) 223-7500

SELLER AUTHORIZATIONS:

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Repurchase Agreement:

Name	Title	Signature
Dave A. Brown	Senior Vice President and	/s/ Dave A. Brown
Secretary
Martyn Watson	Vice President	/s/ Martyn Watson

SELLER’S EMAIL ADDRESS FOR ELECTRONIC TRANSMISSIONS

[dabrown@ryland.com]

I - 1

ADMINISTRATIVE AGENT NOTICES:

Guaranty Bank

National Residential Lending Group

8333 Douglas Avenue, 11th Floor

Dallas, Texas 75225

Attention: Valerie Hagar

E-mail: Valerie.hagar@guarantybank.com

Telephone No. (214) 360-8854

Facsimile No.: (214) 360-1659

With a Copy to Counsel:

Winstead PC

1100 JPMorgan Chase Tower

600 Travis Street

Houston, Texas 77002

Attn: Mr. Jeff J. Brashier

E-mail: jbrashier@winstead.com

Telephone No.: (713) 650-2755

Facsimile No.: (713) 650-2400

ADMINISTRATIVE AGENT AUTHORIZATIONS:

Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Administrative Agent under this Repurchase Agreement:

Name	Title	Signature

I - 2

SCHEDULE II

BUYERS

Guaranty Bank

U.S. Bank National Association

II - 1

SCHEDULE III

SCHEDULE OF REQUIRED MORTGAGE FILE DOCUMENTS FOR EACH
MORTGAGE LOAN TRANSACTION

1.           Original Mortgage Note executed in favor of the Seller or the originator who sold such Mortgage Note to the Seller (with a complete series of endorsements without recourse from the original payee thereof, through any subsequent holders to the Seller if purchased by the Seller) and endorsed by an authorized signatory of the Seller in blank.

2.           Unless the Mortgage is registered on the MERS® System, an assignment of the Mortgage executed by the Seller in blank in recordable form, such assignment may be in the form of one or more blanket assignments covering Mortgage Loans located in the same county, if the Buyer so agrees.

3.           The original or a certified copy of the Mortgage, including all available Mortgage riders relating to the Mortgage Loan, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with the recording information indicated thereon.

III - 1

SCHEDULE IV

ADDITIONAL REQUIRED MORTGAGE LOAN DOCUMENTS

1.           The original recorded Mortgage securing the Mortgage Note if not delivered to the Administrative Agent.

2.           Evidence of fire and extended coverage insurance in an amount equal to or greater than the lesser of: (a) the maximum insurable value of the improvements, or (b) the amount of the Mortgage Loan. Administrative Agent reserves the right to obtain a loss payable endorsement in its favor if it so desires.

3.           Evidence of Notice to Customer required by the federal Truth in Lending Law and Federal Reserve Regulation Z.

4.           In the case of an FHA Mortgage Note, an FHA insurance certificate or a commitment to deliver such; in the case of a VA mortgage note; a VA guaranty certificate or a commitment to deliver such and in the case of a conventional mortgage note, an appraisal.

5.           A copy of the preliminary policy of or commitment for title insurance insuring the Mortgage as a first lien on the property subject thereto written by a title company and in amount and containing exceptions customary for financings of such type or otherwise satisfactory to Administrative Agent.

6.           A copy of the executed Takeout Commitment relating to such Purchased Mortgage Loan together with a certificate of Seller confirming that such Purchased Mortgage Loan will be delivered under such Takeout Commitment or a copy of the executed Rate Management Transaction relating to such Purchased Mortgage Loan.

7.           Evidence of certificate of completion, as appropriate under the circumstances.

8.           Other documentation as Administrative Agent may reasonably deem appropriate, as well as documentation necessary to fulfill requirements under the applicable Takeout Commitments.

9.           Such additional documents as may be deemed necessary by Administrative Agent to transfer to Administrative Agent, for the benefit of the Buyers, the title to any Purchase Mortgage Loan.

IV - 1

SCHEDULE V

EXISTING GUARANTEES

NONE

V - 1

SCHEDULE VI

EXISTING INDEBTEDNESS

NONE

VI - 1

SCHEDULE VII

EXISTING INVESTMENTS IN SUBSIDIARIES
AND OTHER INVESTMENTS

Associates Funding, Inc., a Delaware corporation

Associates Mortgage Funding Corporation, a Delaware corporation

Cornerstone Title Company, a Maryland corporation

Ryland Title Company of Maryland, a Maryland corporation

Cornerstone Title Insurance Company, a Vermont corporation

Ryland Insurance Services, a California corporation

VII - 1

SCHEDULE VIII

SCHEDULED LIENS

NONE.

VIII - 1

EXHIBIT A

TRANSACTION PURCHASE REQUEST AND ASSIGNMENT

A - 1

EXHIBIT B

[RESERVED]

B - 1

EXHIBIT C

WAREHOUSE LENDER’S RELEASE

Guaranty Bank, as Administrative Agent

8333 Douglas Avenue

Dallas, Texas 75225

Ladies and Gentlemen:

We hereby release all right, interest or claim of any kind, including any security interest or lien, with respect to the mortgage loan(s) referenced below, such release to be effective automatically without any further action by any party, upon payment, in one or more installments, by Guaranty Bank, in accordance with the wire instructions set forth below, of an aggregate amount of $_____________.

Loan No.	Mortgagor	Street Address	City	State	ZIP

Very truly yours,

[WAREHOUSE LENDER]

By:
Name:
Title:

Wire Instructions:

Bank Name:

City, State:

ABA No.:

Account No.:

Account Name:

C - 1

EXHIBIT D

[RESERVED]

D - 1

EXHIBIT E

OFFICER’S CERTIFICATE

The undersigned, Senior Vice President of Ryland Mortgage Company, an Ohio corporation (the “Seller”), hereby certifies on behalf of the Seller as follows:

1.                                      This Certificate is delivered in connection with that certain Master Repurchase Agreement dated as of December 31, 2008 among the Seller, the buyers from time to time party thereto (the “Buyers”) and Guaranty Bank, as Administrative Agent for the Buyers (the “Repurchase Agreement”) and the other Repurchase Documents specified therein. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Repurchase Documents.

2.                                      The Seller is duly formed, validly existing and in good standing under the laws of the State of Ohio. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Seller, nor has any other event occurred affecting or threatening the corporate existence of the Seller.

3.                                      Attached hereto as Exhibit A is a true, correct and complete copy of the Articles of Incorporation of the Seller, and all amendments thereto through and including the date hereof, which Articles of Incorporation have been certified by the Ohio Secretary of State and has not been revoked and is in full force and effect;

4.                                      Attached hereto as Exhibit B is a true, correct and complete copy of the Bylaws of the Seller, and all amendments thereto through and including the date hereof, which Bylaws have not been revoked and are in full force and effect;

5.                                      Attached hereto as Exhibit C is a Certificate of Good Standing issued by the Ohio Secretary of State, certifying that the Company is duly incorporated under the laws of the State of Ohio, is in good standing, has a legal existence as a corporation, is duly authorized to transact business, and the Seller’s annual reports have been filed to date;

6.                                      In each State where the nature of business in which the Seller is engaged requires the Seller to be qualified as a foreign corporation, Seller is a company in good standing and duly qualified to do business in each such State as a foreign corporation. [This has not been required previously and would take too long to obtain for 20 states by closing]

7.                                      Attached hereto as Exhibit D is a true, correct and complete copy of resolutions (the “Resolutions”) which were duly adopted by unanimous written consent of the Board of Directors of the Seller (the “Directors”) authorizing the execution, delivery and performance by the Seller of the Repurchase Agreement and the other Repurchase Documents to which the Seller is or is to be a party and such Resolutions have not been amended, modified, revoked or rescinded. Except as attached hereto as Exhibit E, no resolutions have been adopted by the Directors which deal with the execution, delivery or performance of any of the Repurchase Documents. The Repurchase Agreement, the Custodial Agreement, the Administration Agreement and the other Repurchase Documents are substantially in the form approved by the Resolutions or pursuant to authority duly granted by the Resolutions.

8.                                      On the date hereof, the representations and warranties of the Seller set forth in the Repurchase Documents to which it is a party are true and correct in all material respects (except to the extent such representations and warranties relate, by their terms, to a specific earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date.)

9.                                      On the date hereof, no Default or Event of Default has occurred or is continuing or would result from any Transaction under the Repurchase Agreement.

10.                                On the date hereof, all of the conditions set forth in Sections 3.1 and 3.2 of the Repurchase Agreement have been satisfied.

11.                                The undersigned, as an officer of the Seller or as attorney-in-fact, is authorized to and has signed manually, the Repurchase Documents or any other document, agreement, instrument or certificate delivered in connection with the transactions contemplated thereby, was duly elected or appointed, was qualified and acting as such officer or attorney-in-fact at the respective times of the signing and delivery thereof, and was duly authorized to sign such document on behalf of the Seller, and the signature of such person appearing on any such document is the genuine signature of such person.

Name	Title	Signature
Dave A. Brown	Senior Vice President
and Secretary

IN WITNESS WHEREOF, the undersigned has hereunto executed this Certificate as of the 31st day of December, 2008.

Ryland Mortgage Company, an Ohio corporation,
as Seller

By:
Name: Dave A. Brown
Title: Senior Vice President and Secretary

The undersigned hereby certifies that the person named above is the duly elected and qualified Senior Vice President and Secretary of the Seller and that the signature above is such person’s true and genuine signature.

IN WITNESS WHEREOF, the undersigned has hereunto executed this Certificate as of this 31st day of December, 2008.

Ryland Mortgage Company, an Ohio corporation,
as Seller

By:
Name:	Martyn Watson
Title:	Vice President, Treasurer and Controller

Exhibit A to Officer’s Certificate

ARTICLES OF INCORPORATION OF SELLER

(See attached)

Exhibit B to Officer’s Certificate

Bylaws of Seller

(See attached)

Exhibit C to Officer’s Certificate

CERTIFICATE OF GOOD STANDING AND EXISTENCE FOR THE SELLER ISSUED BY
THE OFFICE OF OHIO SECRETARY OF STATE

(See attached)

Exhibit D to Officer’s Certificate

CERTIFICATES OF GOOD STANDING AND EXISTENCE

(See attached)

Exhibit E to Officer’s Certificate

RESOLUTIONS OF THE SELLER

(See attached)

RYLAND MORTGAGE COMPANY

UNANIMOUS WRITTEN CONSENT IN LIEU OF
MEETING OF THE BOARD OF DIRECTORS

December 31, 2008

The undersigned, being all of the members of the Board of Directors (the “Directors”) of RYLAND MORTGAGE COMPANY, an Ohio corporation (the “Seller”), in lieu of holding a meeting of the Directors, do hereby waive notice of such meeting and take the following actions and adopt the following resolutions by their unanimous written consent:

WHEREAS, it is proposed that the Seller (a) transfer mortgage loans (“Mortgage Loans”) from time to time to Guaranty Bank (the “Administrative Agent”) for the benefit of the Buyers (as hereinafter defined) against the transfer of funds by the Administrative Agent, with a simultaneous agreement by the Administrative Agent for the benefit of the Buyers to transfer to the Seller such Mortgage Loans, against the transfer of funds by the Seller pursuant to the terms and conditions of (i) a certain Master Repurchase Agreement (the “Repurchase Agreement”) among the Seller, the buyers party thereto (the “Buyers”) and the Administrative Agent, (ii) a certain Custodial Agreement (the “Custodial Agreement”) among the Seller and the Administrative Agent, as documents custodian and (iii) a certain Administration Agreement (the “Administration Agreement”) among the Seller, the Buyers and the Administrative Agent (the Repurchase Agreement, the Custodial Agreement, the Administration Agreement and all other agreements, instruments, documents, and certificates entered into or made by the Seller relating thereto, collectively, the “Repurchase Documents”).

WHEREAS, the Seller desires to enter into, and the Directors deem it to be necessary or convenient to the conduct, promotion or attainment of the business of the Seller to execute and deliver each Repurchase Document; and

WHEREAS, the Seller has determined that the execution and delivery of each Repurchase Document is reasonably expected to benefit, directly and indirectly, the Seller.

NOW, THEREFORE, BE IT

RESOLVED, that it be, and it hereby is, determined by the Directors to be in the best interests of the Seller, in pursuit of its authorized objectives, and is reasonable, necessary or convenient to the conduct, promotion or attainment of the business of the Seller that the Seller execute and deliver the Repurchase Documents, each in substantially the form previously delivered to the Directors, and all other agreements, documents, instruments and certificates to be made and/or executed and/or delivered by the Seller pursuant to or in connection with any of the Repurchase Documents (collectively, the “Transaction Documents”), and the execution and delivery of the Transaction Documents by the Seller with such changes, amendments, modifications, supplements, corrections and completions thereto as any Authorized Officer (as defined below) may approve as being necessary, desirable or appropriate, the consummation of the transactions contemplated thereby and the performance of its obligations thereunder be, and hereby are, in all respects authorized and approved.

FURTHER RESOLVED, that the Seller and its subsidiaries will benefit directly and indirectly from the execution, delivery and performance of the Transaction Documents, and all other agreements, documents, instruments and certificates made and/or executed by the Seller pursuant to or in connection with the foregoing.

FURTHER RESOLVED, that the Transaction Documents and all exhibits, annexes and schedules attached or related thereto be, and the same hereby are, ratified, confirmed and approved, together with any such changes, amendments, modifications, supplements, corrections and completions thereto as any Authorized Officer (as defined below) may approve as being necessary, desirable or appropriate.

FURTHER RESOLVED, that the officers of the Seller (each an “Authorized Officer” and collectively the “Authorized Officers”) are, and each of them acting singly hereby is, hereby authorized, empowered and directed, for and in the name of and on behalf of the Seller, to execute and deliver the Transaction Documents, or any of them, with such changes, amendments, modifications, supplements, corrections and completions therein as any such Authorized Officer may by his, her or their execution thereof approve, the execution and delivery of any such Transaction Document to be conclusive evidence that the same have been approved by the Directors.

FURTHER RESOLVED, that any and all actions, transactions and agreements undertaken prior to the adoption of these resolutions by any Authorized Officer, for and in the name of and on behalf of the Seller, in connection with any of the foregoing matters, including, but not limited to, the preparation and negotiation of any of the Transaction Documents, are hereby ratified, confirmed, approved and adopted by the Seller and the Directors in all respects and for all purposes.

FURTHER RESOLVED, that any Authorized Officer be, and each of them individually and severally hereby is, authorized at any time and from time to time, for and in the name and on behalf of the Seller, to prepare, negotiate, administer, execute, deliver, make oath to, acknowledge, certify, attest, accept, record, furnish and file any and all such orders, directions, agreements, instruments, documents, certificates, notices, statements, resolutions, consents and other papers, and to do or cause to be done any and all such other acts and things as may be shown by his, her or their execution or performance thereof to be in his, her or their judgment reasonable, necessary, desirable or appropriate in connection with any of the Transaction Documents (including without limitation any amendments, restatements, modifications or supplements thereto) and the consummation of the transactions contemplated by any of them or to otherwise effectuate or carry out the purposes of and intent of any of the foregoing resolutions, the taking of any such action to be conclusive evidence that the same has been approved by the Directors.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors, have executed this Unanimous Written Consent as of the date first above written and direct that this Unanimous Written Consent of the Board of Directors be filed with the minutes of the proceedings of the Directors.

Name:

Name:

Name:

EXHIBIT F

[RESERVED]

F - 1

EXHIBIT G

FORM OF SECTION 7 CERTIFICATE

Reference is hereby made to the Repurchase Agreement dated as of December 31, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), among Ryland Mortgage Company, an Ohio corporation (the “Seller”), the Buyers from time to time party thereto and Guaranty Bank, as administrative agent for the Buyers (the “Administrative Agent”). Pursuant to the provisions of Section 7 of the Repurchase Agreement, the undersigned hereby certifies that:

1.                                      It is a                  natural individual person,                  treated as a corporation for U.S. federal income tax purposes,                  disregarded for federal income tax purposes (in which case a copy of this Section 7 Certificate is attached in respect of its sole beneficial owner), or                  treated as a partnership for U.S. federal income tax purposes (one must be checked).

2.                                      It is the beneficial owner of amounts received pursuant to the Repurchase Agreement.

3.                                      It is not a bank, as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Repurchase Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.

4.                                      It is not a 10-percent shareholder of the Seller within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code.

5.                                      It is not a controlled foreign corporation that is related to the Seller within the meaning of section 881(c)(3)(C) of the Code.

6.                                      Amounts paid to it under the Repurchase Documents are not effectively connected with its conduct of a trade or business in the United States.

[NAME OF UNDERSIGNED]

By:

Title:

Date:                     ,

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EXHIBIT H

FORM OF FINANCIAL COMPLIANCE CERTIFICATE
As of and for the period ending

                                      , 20

Reference is made to that certain Master Repurchase Agreement dated as of December 31, 2008 (as from time to time amended, the “Agreement”), by and among Ryland Mortgage Company, an Ohio corporation (“Seller”), GUARANTY BANK, as Administrative Agent for the Buyers (“Agent”), and the Buyers party thereto (“Buyers”) which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

This Certificate is furnished pursuant to Section 12.4(a)(iv) of the Agreement. Together herewith Seller is furnishing to Agent and each Buyer Seller’s audited annual financial statements or monthly financial statements (the “Financial Statements”) dated                , 200   (the “Reporting Date”). Seller hereby represents, warrants, and acknowledges to Agent and each Buyer that:

(a)                                 the officer of Seller signing this instrument is the duly elected chief financial officer or other executive officer of Seller identified in the signature line below;

(b)                                the Financial Statements are fairly stated in all respects (subject to normal year-end adjustments under GAAP);

(c)                              attached hereto is Schedule H-1 showing Seller’s compliance as of the Reporting Date with the requirements of Section 12.11 of the Agreement [and Seller’s non-compliance as of such date with the requirements of Section(s)             of the Agreement];

(d)                                on the Reporting Date Seller was, and on the date hereof Seller is, in full compliance with the disclosure requirements of Article 12 of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument [except for Default(s) under Section(s)              of the Agreement, which (is/are) more fully described on a schedule attached hereto].

The officer of Seller signing this instrument hereby certifies that such officer has reviewed the Repurchase Documents and the Financial Statements and has otherwise undertaken such inquiry as was in such officer’s opinion necessary to express an informed opinion with respect to the above representations, warranties and acknowledgments of Seller and, to the best of such officer’s knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

RYLAND MORTGAGE COMPANY an Ohio corporation

By:
Name: Martyn Watson
Title: Vice President, Treasurer and Controller

H - 1

SCHEDULE H-1

RYLAND MORTGAGE COMPANY
Schedule H-1 to Compliance Certificate
Compliance as of and for the period ending

                                         , 2008

with Provisions 12.11 of the Agreement

SCHEDULE H-1

Financial Covenants	Required	Actual [or in compliance]

1. Adjusted Tangible Net Worth	Not less than $7,500,000
[12.11(a)]
2. Total Recourse Liabilities to
Adjusted Tangible Net Worth	Not more than 10.0 to 1.0
[12.11(b)]
3. Total Adjusted Liabilities to
Adjusted Tangible Net Worth	Not more than 15 to 1.0
[12.11(c)]

4. Profitability [12.11(d)]	Not less than $1.00 (as of the end of each period of four consecutive Fiscal Quarters)

5. Liquidity[12.11(e)]	Not less than $6,000,000

RYLAND MORTGAGE COMPANY an Ohio corporation

By:
Name:
Title:

(Date)

H - 1

EXHIBIT I

APPROVED TAKEOUT INVESTORS

California Housing Finance Agency (CalHFA)

CitiMortgage Inc.

Countrywide Home Loans

Federal Home Loan Mortgage Corporation

Federal National Mortgage Association

GMAC Bank

Government National Mortgage Association

Guaranty Bank

J.P. Morgan Chase

North Carolina Housing Finance Agency

South Carolina Housing Finance Agency

Texas Dept. of Housing & Community Affairs

US Bank Home Mortgage

Virginia Housing Development Authority

Wells Fargo

I - 1

EXHIBIT J

FORM OF SERVICER NOTICE

[Date]

[                                                    ], as Servicer

[ADDRESS]

Attention:

Re:                             Master Repurchase Agreement, dated as of December 31, 2008 (as amended, restated, supplemented or otherwise modified, the “Repurchase Agreement”), by and among RYLAND MORTGAGE COMPANY, an Ohio corporation (the “Seller”), the Buyers from time to time party thereto, and GUARANTY BANK (the “Administrative Agent”)

Ladies and Gentlemen:

[                                      ] (the “Servicer”) is servicing certain mortgage loans for Seller pursuant to that certain Servicing Agreement between the Servicer and Seller. Pursuant to the Repurchase Agreement between Administrative Agent, the Buyers and Seller, the Servicer is hereby notified that Seller has sold to Administrative Agent for the benefit of the Buyers certain mortgage loans which are serviced by Servicer which are subject to a security interest in favor of Administrative Agent for the benefit of the Buyers.

Upon receipt of a notice of Event of Default from Administrative Agent in which Administrative Agent shall identify the mortgage loans which are then sold to Administrative Agent for the benefit of the Buyers under the Repurchase Agreement (the “Mortgage Loans”), the Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Administrative Agent, and remit such collections in accordance with Administrative Agent’s written instructions. Following such notice of Event of Default, Servicer shall follow the instructions of Administrative Agent with respect to the Mortgage Loans, and shall deliver to Administrative Agent any information with respect to the Mortgage Loans reasonably requested by Administrative Agent.

Notwithstanding any contrary information which may be delivered to the Servicer by Seller, the Servicer may conclusively rely on any information or notice of Event of Default delivered by Administrative Agent, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken by the Servicer in connection with the delivery of such information or notice of Event of Default.

Further, upon the occurrence and continuance of an Event of Default under the Repurchase Agreement, the Servicer agrees that the Administrative Agent shall have the right to terminate the Servicer as provided in the Servicing Agreement. Upon such termination, the Servicer shall transfer servicing of the Mortgage Loans and shall deliver the related Servicing Files to the Administrative Agent’s designee in accordance with the terms of the Servicing Agreement. The Servicer shall (x) follow the instructions of the Administrative Agent with

J - 1

respect to the Mortgage Loans, and (y) treat this letter agreement as a separate and distinct servicing agreement among the Servicer and the Seller and the Administrative Agent (incorporating the terms of the Servicing Agreement by reference), subject to no setoff or counterclaims arising in favor of the Servicer (or any third party claiming through the Servicer) under any other agreement or arrangement between the Servicer and any Seller and/or guarantor or otherwise. Notwithstanding anything to the contrary herein or in the Servicing Agreement, in no event shall the Administrative Agent be liable for any fees, indemnities, costs, reimbursements or expenses of the Servicer incurred prior to such Event of Default or otherwise owed to the Servicer in respect of the period of time prior to such Event of Default.

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Administrative Agent promptly upon receipt. Any notices to Administrative Agent should be delivered to the following addresses: 8333 Douglas Avenue, 11th Floor, Dallas, Texas 75225, Attention: Valerie Hagar, Telephone (214) 360-8854, Facsimile (214) 360-1659.

Very truly yours,

GUARANTY BANK

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO BY:

[                                                         ], as Servicer

By:
Title:
Telephone:
Facsimile:

J - 2

EXHIBIT K

[RESERVED]

K - 1

EXHIBIT L

[RESERVED]

L - 1

EXHIBIT M

FORM OF DAILY HEDGE REPORT

Ryland Mortgage Company Fixed Pipe PIPELINE

Report Date:      -     -

Report	Commitment	Trade		Security	Security	Settlement	Trade		Mark to
Date	No.	ID	Dealer	Prefix	Rate	Date	Amount	Beta	Market	Price

						Total:	( )		( )

Report	Mortgage			Loan	Security		Tuttle	Tuttle	Gross
Date	No.	Stage	Coverage	Amount	Prefix	Note Rate	Price	Cost	P&L

Total:

M - 1